Exhibit 4.2

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED,

as the Company,

CREDIT SUISSE GROUP AG,

as the Guarantor

and

U.S. Bank National Association,

as Trustee

3.450% SENIOR NOTES DUE 2021

INDENTURE

Dated as of April 18, 2016

ANNEXES

Annex I:                                                FORM OF SECURITY

SENIOR NOTES INDENTURE, dated as of April 18, 2016, among CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED, a Guernsey incorporated non-cellular company limited by shares, as the “Company”, CREDIT SUISSE GROUP AG, a corporation organized under the laws of Switzerland, as the “Guarantor”, and U.S. Bank National Association, a national association, as the “Trustee”.

RECITALS OF THE COMPANY AND THE GUARANTOR

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 3.450% Senior Notes due 2021 issued hereunder;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the guarantee of the Securities (the “Guarantee”);

WHEREAS, all things necessary to make this Indenture the valid, binding and legal agreement and obligation of the parties hereto according to its terms have been done and performed and the execution by the parties hereto of this Indenture has in all respects been duly authorized; and

WHEREAS, all acts and things necessary to make the Guarantee, as in this Indenture provided, the valid, binding and legal obligation of the Guarantor, and to constitute a valid Guarantee and agreement according to its terms, have been done and performed, and the execution by the Guarantor of this Indenture has in all respects been duly authorized;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                                            Definitions.

“Additional Amounts” means such amounts as may be necessary to pay the Holders so that every net payment on the Securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Switzerland or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in the Securities to be then due and payable.

“Additional Interest” means all additional interest owing on the Securities pursuant to a Registration Rights Agreement.

“Additional Securities” means 3.450% Senior Notes due 2021 issued under the terms of this Indenture after the Issue Date and in compliance with Section 2.13 (it being understood that any Securities issued in exchange for or replacement of or upon transfer of any Issue Date Security shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement, nor shall any New Security be an Additional Security).

“Agent” means any Registrar and Paying Agent, Swiss Paying Agent, transfer agent or Authenticating Agent.

“Agent Members” means members of, or participants in, the Depositary.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and in the case of Switzerland, will, if practicable, be the Neue Zürcher Zeitung) customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York or Switzerland, as applicable.  If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Authorized Person” means (a) with respect to the Company, any director or secretary of the Company or any authorized signatory as may be designated as an Authorized Person by the directors of the Company, as certified from time to time by the secretary of the Company or the chairman of the board of directors of the Company, and (b) with respect to the Guarantor, the Chief Financial Officer of the Guarantor or other officer or employee of the Guarantor or any of its respective branches or affiliates as may be designated as an Authorized Person by power of attorney signed by the Chief Financial Officer of the Guarantor or otherwise duly executed by and on behalf of the Guarantor, as certified from time to time by the Secretary of the Board of Directors of the Guarantor.

“Bank Restructuring Event” means the opening of Bank Restructuring Proceedings by the Swiss Resolution Authority.

“Bank Restructuring Proceedings” means Restructuring Proceedings with respect to Credit Suisse AG.

“Board Resolution” means one or more resolutions of the board of directors of the Company, the Guarantor or any authorized committee of the Company or the Guarantor, certified by the secretary or an assistant secretary of the Company or the Guarantor, as applicable, to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means (a) any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York or in the City of Zurich or in Guernsey and (b) any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in any other place of payment with respect to the Securities.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital stock or equity, including, without limitation, all Common Stock and Preferred Stock.

“Clearstream” means Clearstream Banking, société anonyme, or the successor to its securities clearance and settlement operations.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s common stock/share capital, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock/share capital.

“Company” means the party named as such in the first paragraph of this Indenture, unless a successor replaces it pursuant to Section 3.08 or Article 5 and thereafter means the successor.

“Company Order” means a written request or order signed in the name of the Company by two Authorized Persons of the Company and delivered to the Trustee. A Company Order for the authentication of Securities shall specify the amount of such Securities to be authenticated and the date on which the original issue of such Securities is to be authenticated.

“Completion Event” means, following a Restructuring Event, the publication of the notice by the Swiss Resolution Authority that the Guarantor Restructuring Proceedings have been completed; provided, however, that if the Restructuring Event occurred as a result of Bank Restructuring Proceedings only, and no Guarantor Restructuring Event has since occurred, then it means the publication of the notice by the Swiss Resolution Authority that the Bank Restructuring Proceedings have been completed (the Company hereby agreeing to provide a copy of any notice referred to in this definition directly to DTC with an informational copy to the Trustee).

“Completion Event Notice” means, upon the occurrence of a Completion Event with respect to which a Post-Restructuring Exchange is required or has been elected by the Guarantor pursuant to Section 3.05, the notice that the Guarantor will give to the Holders through DTC or other clearing system (with a copy to the Trustee for information purposes) no more than 30 days after the occurrence of such event, which notice will state that a Completion Event has occurred and specify the date on which a Post-Restructuring Exchange will take place, which date will be not less than 60 nor more than 90 Business Days after the date of the Completion Event Notice.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at U.S. Bank Global Corporate Trust Services, New York, 100 Wall Street, 16th Floor, New York, NY, 10005.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default as defined in Section 7.01.

“Definitive Security” means a certificated, non-global Issue Date Security, Additional Security or Exchange Security that does not include the Global Securities Legend.

“Depositary” means, with respect to the Securities issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Company herein until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder. The initial Depositary shall be DTC.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” means the Securities issued in exchange for any Issue Date Securities (and Additional Securities, if applicable), pursuant to a Registration Rights Agreement.

“Exchange Offer” means an offer by the Company, pursuant to the Issue Date Registration Rights Agreement, to certain Holders of Issue Date Securities (and pursuant to any other Registration Rights Agreement, to certain Holders of Additional Securities, if applicable), to issue and deliver to such Holders, in exchange for their Issue Date Securities (and Additional Securities, if applicable), a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“FATCA” means, collectively, any agreement between any jurisdiction and the United States relating to the foreign account provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, an agreement described in Section 1471(b) of the Code, any regulations or agreements thereunder, official interpretations thereof, or any agreements, law, regulation or other official guidance implementing an intergovernmental agreement or other intergovernmental approach thereto.

“FINMA” means the Swiss Financial Market Supervisory Authority FINMA and any successor thereto.

“Global Securities Legend” means the legends set forth under that caption on the face of Annex I.

“Guarantee” means the guarantee of the Guarantor as endorsed on each Security authenticated and delivered pursuant to this Indenture and shall include the guarantee of the Guarantor set forth in Section 6.01 and shall include all other obligations and covenants of the Guarantor contained in this Indenture and any Securities.

“Guarantor” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 6 and thereafter means the successor.

“Guarantor Restructuring Event” means the opening of Guarantor Restructuring Proceedings by the Swiss Resolution Authority.

“Guarantor Restructuring Proceedings” means Restructuring Proceedings with respect to the Guarantor.

“Holder” means the registered holder of any Security.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Indenture” means this Indenture as amended or supplemented from time to time, including Annex I hereto.

“Issue Date” means the first date of issuance of Securities under this Indenture.

“Issue Date Registration Rights Agreement” means the registration rights agreement dated as of April 13, 2016, among the Company, the Guarantor and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers.

“Issue Date Securities” means the $1,500,000,000 aggregate principal amount of Securities originally issued on the Issue Date, and any Securities issued upon transfer or exchange thereof or in exchange therefor (other than Exchange Securities) in accordance with this Indenture.

“Maturity Date” means April 16, 2021, on which date the outstanding Principal of and any interest on, if applicable, such Security becomes due and payable.

“New Securities” means securities (a) to be issued by the Company, with the benefit of a guarantee issued by the Guarantor on similar terms as the Guarantee, (b) otherwise having the same terms as the Securities (including, without limitation, the same denomination per Security) at the time of the Post-Restructuring Exchange, and (c) having an aggregate principal amount equal to the aggregate principal amount of the Securities outstanding on the date of the Post-Restructuring Exchange. Such securities will be issued pursuant to a new indenture, not hereunder.

“Non-Restructuring Protective Measures” means any Protective Measures ordered by the Swiss Resolution Authority with respect to the Guarantor that are ordered outside of and independently of any Guarantor Restructuring Proceedings.

“Offering Memorandum” means the offering memorandum dated April 13, 2016 related to the offer and sale of the Issue Date Securities.

“Officers’ Certificate” means a certificate signed in the name of the Company or of the Guarantor by any two Authorized Persons of the Company or of the Guarantor, as the case may be, complying with Section 11.04 and delivered to the Trustee.  Each such certificate shall comply with Section 314 of the Trust Indenture Act and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 11.04, if and to the extent required thereby.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or to the Guarantor, or to both, reasonably acceptable to the Trustee and complying with Section 11.04. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided in Section 11.04, if and to the extent required thereby.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, a branch or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

“Principal” of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

“Protective Measure” means any protective measure that the Swiss Resolution Authority may order pursuant to any statutory power set forth in article 26 of the Swiss Banking Act, or in any successor Swiss law or regulation or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as the Guarantor, including, without limitation, (a) giving instructions to the governing bodies of the respective entity, (b) appointing an investigator, (c) stripping governing bodies of their power to legally represent the respective entity or remove them from office, (d) removing the regulatory or company-law audit firm from office, (e) limiting the respective entity’s business activities, (f) forbidding the respective entity to make or accept payments or undertake security trades, (g) closing down the respective entity, or (h) except for with respect to mortgage-secured receivables of central mortgage bond institutions, ordering a moratorium or deferral of payments.

“Purchase Agreement” means (a) with respect to the Issue Date Securities, the Purchase Agreement dated April 13, 2016 among the Company, the Guarantor and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers, and (b) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Relevant Date” means whichever is the later of (x) the date on which any payment first becomes due and (y) if the full amount payable has not been received by the Trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the Holders.

“Registration Rights Agreement” means any registration rights agreement among the Company, the Guarantor and Credit Suisse Securities (USA) LLC, as a representative of the initial purchasers, in connection with any issuance of Securities under this Indenture, including the Issue Date Registration Rights Agreement.

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Responsible Officer” means, when used with respect to the Trustee, an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Period” means, with respect to any Regulation S Global Securities, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Regulation S Securities are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Regulation S Securities.

“Restricted Securities” means any Securities that bear or are required to bear the Restricted Securities Legend.

“Restricted Securities Legend” means the legend set forth under that caption on the face of Annex I.

“Restructuring Event” means a Bank Restructuring Event or a Guarantor Restructuring Event, as applicable.

“Restructuring Proceedings” means restructuring proceedings within the meaning of article 28 et seq. of the Swiss Banking Act, and article 40 et seq. of the Swiss Banking Insolvency Ordinance, or any successor Swiss law or regulation or analogous Swiss law or regulation applicable to banks or bank holding companies in Switzerland such as the Guarantor.

“Restructuring Protective Measures” means any Protective Measures ordered by the Swiss Resolution Authority with respect to the Guarantor that are ordered or confirmed upon the opening of or during any Guarantor Restructuring Proceedings.

“Rule 144” means Rule 144 under the Securities Act or any successor rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor rule.

“Securities” means the Company’s 3.450% Senior Notes due 2021 issued and authenticated pursuant to this Indenture (including, without limitation, the Issue Date Securities, any Additional Securities and any Exchange Securities, as applicable). For the avoidance of doubt, Securities does not include any New Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Custodian” means the custodian with respect to any Global Security appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Shelf Registration Statement” shall have the meaning assigned to such term (or any substantially similar term) in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

“SIX Swiss Exchange” means SIX Swiss Exchange Ltd.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Suspension Period” means the period for which the Swiss Resolution Authority orders any Restructuring Protective Measures requiring the deferment, but not cancellation, of the payment of interest due, or which would otherwise become due, on the Securities and/or deferment, but not cancellation, of the payment of Principal thereof due, or which would otherwise become due, neither of which deferral shall constitute a Default or an Event of Default under this Indenture.

“Swiss Banking Act” means the Swiss Federal Act of November 8, 1934, on Banks and Savings Banks, as may be amended from time to time.

“Swiss Banking Insolvency Ordinance” means the Ordinance of August 30, 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as may be amended from time to time.

“Swiss Resolution Authority” means FINMA or other authority in Switzerland that is competent under Swiss law to exercise a Swiss Resolution Power or to order Protective Measures at the relevant time.

“Swiss Resolution Power” means any statutory power of the Swiss Resolution Authority that it may exercise during Restructuring Proceedings as set forth in article 28 et seq. of the Swiss Banking Act and article 40 et seq. of the Swiss Banking Insolvency Ordinance, or in any successor Swiss law or regulation or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as the Guarantor, including, without limitation, the power to (a) transfer the assets of the entity subject to such Restructuring Proceedings, or portions thereof, together with such entity’s debt and other liabilities, or portions thereof, and contracts, to another entity, (b) stay (for a maximum of two business days) the termination of, and the exercise of rights to terminate, netting rights, rights to enforce or dispose of certain types of collateral or rights to transfer claims, liabilities or certain collateral, under contracts to which the entity subject to such Restructuring Proceedings is a party, (c) convert the debt of the entity subject to such Restructuring Proceedings into equity, and/or (d) partially or fully write-down the obligations of the entity subject to such Restructuring Proceedings.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 8 and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S. GAAP” means the generally accepted accounting principles in the United States.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or Principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or Principal of the U.S. Government Obligation evidenced by such depositary receipt.

“U.S. Person” means a U.S. Person as defined in Regulation S.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02.                                            Other Definitions.  Each of the following terms is defined in the section set forth opposite such term:

TERM	SECTION
Applicable Tax Law	4.05
Authenticating Agent	2.02
Authorized Agent	11.12
Cash Transaction	8.03
Code	2.16
Conflicting Interest	8.12
Deferred Special Record Date	2.14
Due Date	11.07
ERISA	2.16
Events of Default	7.01
Global Security	2.01

Interest Payment Date	2.03
Issuer Substitution	3.08
Issuer Substitution Date	3.08
Paying Agent	2.03
Plan	2.16
Post-Restructuring Exchange	3.05
Proceeding	11.12
Record Date	2.14
Registrar	2.03
Regulation S Global Security	2.01
Required Currency	11.19
Restructuring Issuer Substitution	3.08
Rule 144A Global Security	2.01
Security Register	2.03
Self-Liquidating Paper	8.03
Similar Law	2.16
Special Record Date	2.12
Swiss Paying Agent	2.03
Voluntary Issuer Substitution	3.08

Section 1.03.                                            Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities and the Guarantee;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or the Guarantor, as the case may be, or any other obligor on the Securities or on the Guarantee.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.  If any provision of this Indenture limits, qualifies or conflicts with another provision hereof that is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.04.                                            Rules of Construction. Unless the context otherwise requires:

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP, IFRS or such other generally accepted accounting principles under which the Guarantor or the Company, if applicable, may in the future prepare its financial statements;

(b) words in the singular include the plural, and words in the plural include the singular;

(c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated;

(e) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns;

(f)  references to agreements or instruments, or to statutes or regulations, are to such agreements or instrument, or statutes or regulations, as amended from time to time (or to successor statues and regulations); and

(g) references to payments on the Securities shall include Additional Interest, if any.

ARTICLE 2

THE SECURITIES

Section 2.01.                                            Form of Securities.

(a) The (i) Issue Date Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities and the Trustee’s certificate of authentication shall be substantially in the form of Annex I hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the Authorized Persons executing such Securities as evidenced by their execution of the Securities. Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $250,000 and whole multiples of $1,000 in excess thereof. The terms of the Securities set forth in Annex I hereto are part of the terms of this Indenture. However, to the extent any provision of any Securities conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Issue Date Securities shall be (A) offered and sold by the Company pursuant to the Purchase Agreement and (B) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons in reliance on Regulation S. Such Issue Date Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Securities offered after the Issue Date may be offered and sold by the Company from time to time in accordance with applicable law.

(b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Securities in definitive, fully registered form (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Security Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The Rule 144A Global Security and the Regulation S Global Security and any Exchange Security or Additional Security issued in global form are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”, each substantially in the form of Annex I hereto. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Security Custodian.

Agent Members shall have no rights either under this Indenture with respect to any Global Securities held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Securities, and the Depositary or its nominee may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner of such Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any Agent Member or other agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Securities.

None of the Company, the Guarantor, the Registrar or the Trustee shall have any responsibility or obligation to an Agent Member or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to the Securities. The Company, the Guarantor, the

Registrar, the Paying Agent, the Swiss Paying Agent and the Trustee may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its Agent Members, participants and any beneficial owners in the Securities.

(d) Except as otherwise provided herein, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

Section 2.02.                                       Execution and Authentication.  Any two Authorized Persons shall execute the Securities and the Guarantee for the Company and for the Guarantor, as the case may be, by facsimile or manual signature in the name and on behalf of the Company and of the Guarantor, as the case may be.  If the Authorized Person whose signature is on a Security or the Guarantee no longer holds that office at the time the Security or the Security on which the Guarantee is endorsed is authenticated, the Security or the Guarantee shall nevertheless be valid.

The Trustee, at the expense of the Company, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities.  The Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security by an authorized signatory thereof.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, upon receipt of a Company Order, the Trustee shall authenticate and make the Securities available for delivery.

Section 2.03.                                            Registrar, Paying Agent and Swiss Paying Agent; Agents Generally. The Company shall maintain an office or agency where the Securities may be presented for registration, registration of transfer or exchange (the “Registrar”) and the Company and the Guarantor shall maintain an office or agency where the Securities may be presented for payment or where, in the case of the Guarantor, the Securities may be presented for payment under the Guarantee endorsed thereon (the “Paying Agent”), which shall be in the Borough of Manhattan, The City of New York.  Additionally, for so long as the Securities are listed on the SIX Swiss Exchange, the Company shall maintain an agent in Switzerland, which agent shall have an office in Switzerland and be a bank or securities dealer subject to supervision by FINMA, to perform the functions of a Swiss paying agent (the “Swiss Paying Agent”). The Company shall cause the Registrar to keep a register of the Securities and of their registration, transfer and exchange (the “Security Register”).

The Company and the Guarantor shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture.  The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent.  If the Company and the Guarantor fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.  The Company and the Guarantor may remove any Agent appointed by them upon written notice to such Agent and the Trustee;

provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and the Guarantor and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.  The Company, the Guarantor or any affiliate of the Company or the Guarantor may act as Paying Agent, Swiss Paying Agent or Registrar; provided that neither the Company, the Guarantor nor an affiliate of the Company or the Guarantor shall act as Paying Agent or Swiss Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 9.

The Company and the Guarantor initially appoint the Trustee as Registrar, Authenticating Agent and Paying Agent and Credit Suisse AG as Swiss Paying Agent. If, at any time, the Trustee, is not the Registrar, the Registrar shall make available to the Trustee ten days prior to the Maturity Date, ten days prior to the date fixed for redemption pursuant to Section 3.04 or 3.05, if any, and ten days prior to each fixed date on which interest on the notes is payable (each such date, an “Interest Payment Date”) and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

The principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities shall be payable at the office or agency of the Company designated in the form of Security (if other than the office or agency designated in Section 4.02); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (subject to Section 4.01) by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar at least 15 calendar days prior to the next Interest Payment Date.

Section 2.04.                                            Paying Agent to Hold Money in Trust.  Not later than 10:00 a.m., New York City time, on the Business Day prior to each due date of any Principal or interest on the Securities, the Company shall deposit (or shall procure the deposit) with the Paying Agent or the Swiss Paying Agent money in immediately available funds sufficient to pay such Principal or interest.  The Company and the Guarantor shall require each Paying Agent and Swiss Paying Agent other than the Trustee to agree in writing that such Paying Agent or Swiss Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent or Swiss Paying Agent for the payment of Principal of and interest on the Securities and shall promptly notify the Trustee in writing of any default in making any such payment.  The Company at any time may require a Paying Agent or Swiss Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent or Swiss Paying Agent, require such Paying Agent or Swiss Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent or Swiss Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, the Guarantor or any affiliate of the Company or the Guarantor acts as Paying Agent or Swiss Paying Agent, it will, from monies provided by the Company and/or the Guarantor, not later than 10:00 a.m., New York City time, on the Business Day prior to each due date of any Principal of or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.05.                                            Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

(x)                                 to register the transfer of such Definitive Securities; or

(y)                                 to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; and provided that the Definitive Securities surrendered for transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii)                                  in the case of Restricted Securities that are Definitive Securities, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2) or (3) below, and are accompanied by the following additional information and documents, as applicable:

(1)                            if such Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Issue Date Security); or

(2)                            if such Restricted Securities are being transferred to the Company, a certification to that effect (in substantially the form set forth on the reverse of the Issue Date Security); or

(3)                            if such Restricted Securities are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (1) a certification to that effect and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Restricted Securities Legend.

(b) Restrictions on Transfer of a Definitive Security for a beneficial interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(1)                                 certification (in the form set forth on the reverse side of the Issue Date Security) that such Definitive Security is being transferred (A) to the Company, (B) to the Registrar for registration in the name of a Holder, without transfer, (C) pursuant to an effective registration statement under the Securities Act, (D) to a QIB in accordance with Rule 144A, (E) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (F) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and

(2)                                 written instructions directing the Trustee to make, or to direct the Security Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Security Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly.  If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the applicable procedures therefor. Neither the Registrar nor the Trustee shall have any responsibilities with respect to transfers of beneficial interests within the same Global Security. A transferor of a beneficial interest in a Global Security to another Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such other Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(i)                                     If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(ii)                                  Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iii)                               In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.06 prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.05(c) (including the certification requirements set forth on the reverse of the Issue Date Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Securities.

(i)                                     Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the applicable procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling beneficial owner reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with applicable procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, including as to the requirements set forth in 2.05(d)(i)(A), (D) and (E). Such written certification shall no longer be required after the expiration of the Restricted Period.

(ii)                                  Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be freely transferable.

(e) Legends.

(i)                                     Each Global Security shall bear the Global Securities Legend.

(ii)                                  Each Restricted Security shall bear the Restricted Securities Legend.

(iii)                               Each Regulation S Global Security shall initially bear the legend specified therefor in Annex I on the face thereof.

(iv)                              Upon any sale or transfer of a Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(v)                                 After a transfer of any Security during the period of the effectiveness of a Shelf Registration Statement with respect to the Security, all requirements pertaining to the Restricted Securities Legend on the Securities shall cease to apply but the requirements that the Securities be issued in global form shall continue to apply.

(vi)                              Upon the consummation of an Exchange Offer with respect to the Issue Date Securities or Additional Securities pursuant to which Holders of such Issue Date Securities or Additional Securities are offered Exchange Securities in exchange for their Issue Date Securities or Additional Securities, all requirements pertaining to Issue Date Securities or Additional Securities that Issue Date Securities or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Issue Date Securities or Additional Securities in such Exchange Offer.

(vii)                           Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that the Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any Security issued in global form shall continue to apply.

(viii)                        Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f)  Cancellation and/or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Trustee for cancellation by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a

Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Security Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Security Custodian, to reflect such reduction.

(g) No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment by the relevant Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(h)  The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning on the date 15 days before the day of the mailing of notice of redemption under Section 3.01 and ending on the day of such mailing, (B) to register the transfer of or to exchange any Securities so selected for redemption or (C) to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date.

Section 2.06.                                            Definitive Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as Security Custodian or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.05 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, (ii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in a Company Order that the Securities should no longer be represented by Global Securities, and it elects to cause the issuance of Definitive Securities under this Indenture or (iii) an Event of Default has occurred and is continuing and the Depositary (on behalf of the beneficial owners of the Securities) requests the exchange of the Global Security for Definitive Securities.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.06 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $250,000 and whole multiples of $1,000 thereof and registered in such names as the Depositary shall direct. Any certificated Issue Date Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.05(e), bear the Restricted Securities Legend.

(c) Subject to the provisions of Section 2.06(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.05(a)(x) or (y), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

Section 2.07.                                            Replacement Securities. If a defaced or mutilated Security is surrendered to the Trustee or if a Holder claims that its Security has been lost, destroyed or wrongfully taken and presents to the Trustee, the Company, the Guarantor and any Agent evidence to their satisfaction of the loss, destruction or wrongful taking of such Security, the Company shall issue and the Trustee shall authenticate a replacement Security of the same tenor and principal amount, having a Guarantee executed by the Guarantor endorsed thereon, bearing a number not contemporaneously outstanding.  An indemnity bond must be furnished that is sufficient in the judgment of the Trustee, the Company and the Guarantor to protect the Trustee, the Company, the Guarantor and any Agent from any loss that any of them may suffer if a Security is replaced.  The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys’ fees and expenses) in replacing a Security. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company and the Guarantor in their discretion may pay such Security instead of issuing a new Security (with the Guarantee endorsed thereon) in replacement thereof.

Every replacement Security (including the Guarantee endorsed thereon) is an additional obligation of the Company and the Guarantor and shall be entitled to the benefits of this Indenture equally and proportionately with any and all other Securities and the Guarantee endorsed thereon duly authenticated and delivered hereunder.

To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.08.                                            Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those Securities canceled by it, those Securities delivered to it for cancellation, those paid and those Securities described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless and until the Trustee, the Company and the Guarantor receive proof satisfactory to them that the replaced Security is held by a protected purchaser, as defined in Section 8-303 of the Uniform Commercial Code as in effect from time to time in the State of New York.

If the Paying Agent or Swiss Paying Agent (other than the Company, the Guarantor or an affiliate of the Company or the Guarantor) holds on the Maturity Date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on such date, then on and after such date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company, the Guarantor or one of the affiliates of the Company or the Guarantor holds such Security; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities shall have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, the Guarantor or any affiliate of the Company or the Guarantor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice that such Securities are so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, the Guarantor, or any affiliate of the Company or the Guarantor, as security for loans or other obligations, otherwise than to another such affiliate of the Company or the Guarantor, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its discretion the right to vote such securities, uncontrolled by the Company, the Guarantor or any such affiliate.

Section 2.09.                                             Temporary Securities. In the event that Definitive Securities are to be issued under this Indenture, until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities, having the Guarantee of the Guarantor endorsed thereon.  Temporary Securities shall be substantially in the form of Definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Authorized Persons of the Company and the Guarantor executing the temporary Securities or the Guarantee endorsed thereon, as evidenced by their execution of such temporary Securities or Guarantee, as applicable. If temporary Securities are issued, the Company will cause Definitive Securities, having the Guarantee of the Guarantor endorsed thereon, to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of Definitive Securities and tenor and authorized denominations, having a Guarantee executed by the Guarantor endorsed thereon.  Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as Definitive Securities.

Section 2.10.                                             Cancellation.  The Company or the Guarantor at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold.  The Registrar, any transfer agent, the Paying Agent and Swiss Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment.  The Trustee shall cancel all Securities surrendered for transfer, exchange, payment (if duly made in full) or cancellation and shall upon the order of the Company or Guarantor deliver such canceled Securities to the Company or the Guarantor, as applicable, or in the absence of such order, shall dispose of such Securities in accordance with its customary procedures. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.11.                                              CUSIP, CINS and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP,” “CINS” or “ISIN” numbers, and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange.

Section 2.12.                                              Defaulted Interest.  If the Company defaults in a payment of interest (including Additional Interest, if any) on the Securities, it shall pay, or shall deposit with the Paying Agent or Swiss Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day (the “Special Record Date”). At least 15 days before such Special Record Date, the Company shall mail to each Holder and to the Trustee a notice that states such Special Record Date, the payment date and the amount of defaulted interest to be paid. Interest will accrue on any defaulted Principal and on any defaulted installments of interest, to the extent lawful, at the rate per annum specified in the Securities or in the absence of such specification, at the rate per annum borne by the Securities.

Section 2.13.                                              Additional Securities.  After the Issue Date, the Company shall be entitled, without consent of Holders, to issue Additional Securities under this Indenture, which Securities of different tranches may have different issue dates, public offering prices, initial Interest Payment Dates and initial interest accrual dates but otherwise shall have identical terms. Notwithstanding any other provision of this Indenture, all the Securities issued under this Indenture shall be treated as a single class and consolidated and form a single series with the Issue Date Securities for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase. Such Additional Securities that have the same CUSIP, ISIN or other identifying number as the Securities shall be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(b) the issue date, the issue price, the initial Interest Payment Date, the initial interest accrual date and the CUSIP number of such Additional Securities; and

(c) whether such Additional Securities shall be Restricted Securities and issued in the form of Issue Date Securities or shall be issued in the form of Exchange Securities.

Section 2.14.                                           Interest; Deferred Interest and Principal.

(a) Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) The person in whose name any Security is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case the provisions of Section 2.12 shall apply, and except that interest payable at the Maturity Date, any redemption or any repayment will be payable to the person to whom Principal shall be payable.  The term “Record Date” as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) for the Securities shall mean (i) for so long as the Securities are in the form of one or more Global Securities, three Business Days prior to the relevant Interest Payment Date and (ii) in the event that any Securities are not represented by one or more Global Securities, the fifteenth day (whether or not a Business Day) prior to the relevant Interest Payment Date.

(c) If the Swiss Resolution Authority orders any Restructuring Protective Measures requiring the deferment, but not cancellation, of the payment of interest due, or which would otherwise become due, on the Securities and/or deferment, but not cancellation, of the payment of Principal thereof due, or which would otherwise become due, such payment of Principal and/or interest on the Securities will be deferred, but not cancelled, for the duration of the applicable Suspension Period. Interest payments on the Securities will be cumulative, so that following the termination of a Suspension Period, the Company will be required to make any payment of Principal that became due and/or accrued and unpaid interest that was deferred during such Suspension Period (but only to the extent such Principal and/or accrued and unpaid interest was not subsequently fully or partially written-down and cancelled and/or converted into equity of the Guarantor during such Suspension Period through the exercise of a Swiss Resolution Power).  Any payment of Principal and/or interest that was due or became due but was not paid prior to or during any Suspension Period in accordance with the first sentence of this paragraph (c) will be payable (without interest on such previously due payments and only to the extent such Principal and/or interest was not subsequently fully or partially written-down and cancelled and/or converted into equity of the Guarantor during such Suspension Period) on the later of (i) the next Interest Payment Date after the date on which such Suspension Period ends and (ii) the date that is 15 Business Days after the date on which such Suspension Period ends. The deferral of payment of Principal or interest in accordance with this paragraph shall not constitute a Default or an Event of Default. When a Suspension Period is no longer in effect, the Company will so notify the Holders of the Securities through DTC (with a copy to the Trustee for information purposes) in accordance with the procedures described in this Indenture.

(d) The Company shall make payment of any deferred interest or deferred Principal to the Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such deferred interest and/or deferred Principal (a “Deferred Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the deferred interest and/or deferred Principal proposed to be paid and the date of the proposed payment, and the Company shall make arrangements satisfactory to the Trustee to deposit with the Trustee at least one Business Day prior to the payment date an amount of money equal to the aggregate amount proposed to be paid in respect of such deferred interest and/or deferred Principal prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such deferred interest and/or deferred Principal as provided in this Section 2.14.  Thereupon the Trustee, at the prior written direction of the Company, shall fix a Deferred Special Record Date for the payment of such amounts which shall be not more than 15 calendar days and not less than five calendar days prior to the date of the proposed payment and not less than three Business Days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such deferred interest and/or deferred Principal and the Deferred Special Record Date therefor to be given (to DTC, or other clearing system, if applicable, by electronic transmission in accordance with DTC’s (or such other clearing system’s) standard rules and procedures) to each Holder’s address at it appears in the Security Register of the Registrar, not less than three Business Days prior to such Deferred Special Record Date. Notice of the proposed payment of such amounts and the Deferred Special Record Date therefor having been given, such amounts shall be paid to the Holders in whose names the Securities are registered at the close of business on such Deferred Special Record Date and shall no longer be payable pursuant to this Section 2.14.

(e) In the absence of written notice to the contrary, the Trustee may assume that any Suspension Period that may have commenced remains in effect. Similarly, in the absence of written notice to the contrary, the Trustee may assume that no Suspension Period has commenced.

Section 2.15.                                             Additional Amounts.

(a) The Company or the Guarantor, as the case may be, will, subject to the exceptions and limitations set forth in this Section 2.15, pay such Additional Amounts to the Holders as may be necessary.

(b) The Company and the Guarantor will not be required to make any payments of Additional Amounts in respect of any present or future tax, assessment or other governmental charge imposed by Switzerland, or any political subdivision or taxing authority thereof or therein, for or on account of:

(i)                                     any such taxes, duties, assessments or other governmental charges imposed in respect of such Security by reason of the Holder having some connection with Switzerland other than the mere holding of the Security; or

(ii)                                  any such taxes, duties, assessments or other governmental charges imposed in respect of any Security presented for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of such period of 30 days; or

(iii)                               any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the Council Directive 2003/48/EC, including, but not limited to, the agreement between the European Union and Switzerland of October 26, 2004, or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(iv)                              where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between Switzerland and other countries on final withholding taxes (internationale Quellensteuern) in respect of persons resident in the other country on income of such person on Securities booked or deposited with a paying agent in Switzerland (including, without limitation, the Swiss Paying Agent), or any law or the other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(v)                                 any such taxes, duties, assessments or other governmental charges imposed on a payment in respect of the Securities required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of December 17, 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a person other than the issuer is required to withhold tax on any interest payments; or

(vi)                              any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant Security presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent in a member state of the European Union; or

(vii)                           where such withholding or deduction is imposed on any payment by reason of FATCA; or

(viii)                        where upon the occurrence of a Completion Event a Post-Restructuring Exchange occurs, such withholding or deduction is imposed on any payment to the Trustee on behalf of the Holders of any accrued and unpaid interest on the Securities up to (and including) the date immediately prior to the date of such Post-Restructuring Exchange; or

(ix)                              any combination of two or more items (i) through (viii) above.

(c) The Company and the Guarantor will not be required to make any payments of Additional Amounts in respect of any present or future tax, assessment or other governmental charge imposed by Guernsey, or any political subdivision or taxing authority thereof or therein, for or on account of:

(i)                                     any such taxes, duties, assessments or other governmental charges imposed in respect of such Security by reason of the Holder having some connection with Guernsey other than the mere holding of the Security; or

(ii)                                  to the extent the withholding or deduction is imposed or levied because the Holder (or beneficial owner) of the Security has not made a declaration of non- residence or other claim for exemption, if such Holder is able to avoid such deduction or withholding by making such a declaration or claim; or

(iii)                               any such taxes, duties, assessments or other governmental charges imposed in respect of any Security presented for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of such period of 30 days; or

(iv)                              any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant Security presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent in a member state of the European Union;  or

(v)                                 any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the Council Directive 2003/48/EC, including any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(vi)                              where such withholding or deduction is imposed on any payment by reason of FATCA; or

(vii)                           any combination of two or more items (i) through (vi) above.

(d) Whenever in this Indenture there is mentioned, in any context, the payment of the Principal of, interest or any other amounts on, or in respect of, the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts as provided above to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms hereof, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not made.

(e) Payments on the Securities will be subject in all cases to any withholding or deduction required pursuant to FATCA.

Section 2.16.                                              ERISA.  By its acquisition of the Securities or beneficial interests therein, the purchaser or transferee of such Securities or beneficial interests is deemed to represent, that on each day from the date of acquisition through and including the date of disposition either that (a) it is not and is not acting directly or indirectly on behalf of, and for so long as it holds the Securities will not be acting directly or indirectly on behalf of, a (i) an “employee benefit plan” as defined in and subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, account or other arrangement subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (iii) any plan (such as a governmental plan (as defined in Section 3(32) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA and that have made no election under Section 410(d) of the Code)), account or arrangement that, while not subject to Title I of ERISA or Section 4975 of the Code, is subject to substantially similar provisions of any U.S. federal, state or local law, or non-U.S. law (“Similar Law”) or (iv) any entity whose underlying assets include, or are deemed for the purposes of ERISA, the Code or any Similar Law to include, plan assets of any such employee benefit plan or other plan, account or arrangement, each as described in (i), (ii) or (iii) (each of the foregoing, a “Plan”), and no portion of the assets used to acquire the Securities constitutes plan assets of any Plan or (b) its acquisition, holding and disposition of such Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.  Any such representation or deemed representation may be evidenced by a representation or deemed representation contained in a legend on the Securities in the form approved by the Company.

Section 2.17.                                              Notice of Events. The Company or the Guarantor shall provide written notice as soon as practicable to Holders through DTC or other applicable clearing system upon the occurrence of (i) a Restructuring Event, (ii) a Voluntary Issuer Substitution, (iii) a Restructuring Issuer Substitution, (iv) the exercise of any Swiss Resolution Power that affects, or may affect, the Securities, (v) the ordering of any Protective Measures that affects, or may affect, the Securities, (vi) the conclusion of any Suspension Period and (vii) a Completion Event. The Company shall also provide written notice of any such event directly to the Trustee as soon as practicable for information purposes, which notice must be accompanied by an Officer’s Certificate of the Company stating which of the foregoing events has occurred. The Trustee shall not be deemed to have knowledge of any of the foregoing events or be required to reflect any of the foregoing events in its books and records relating to the Securities until and unless a Responsible Officer of the Trustee receives notice of the same from the Company as aforesaid. Any such notice to DTC and the Trustee hereunder shall set forth the effect, or potential effect, of any of the foregoing on the Securities to the extent known. The Trustee shall not be liable or responsible on account of any action it takes or omits to take based on the failure, for whatever reason, of a Responsible Officer of the Trustee to receive notice under this Section 2.17.

Section 2.18.                                              Holder Consent to Write-Down, Conversion and Deferral; Holders Rights May Be Altered Without Their Consent.  By its acquisition of the Securities, each Holder (including each beneficial owner) acknowledges, agrees to be bound by, and consents to the exercise of, any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Securities, irrespective of whether such amounts have already become due and payable prior to such action. By its acquisition of the

Securities, each such Holder (including each beneficial owner) further acknowledges, agrees to be bound by, and consents to the ordering of any Restructuring Protective Measures that result in the deferment of payment of Principal and/or interest under the Securities.  By its acquisition of the Securities, each Holder of Securities (including each beneficial owner) further acknowledges, agrees and consents that its rights are subject to, and, if necessary, will be altered without such Holder’s or owner’s consent, including by means of an amendment or modification to the terms of the Indenture or of the Securities so as to give effect to, any such exercise of Swiss Resolution Power or any such ordering of Restructuring Protective Measures. For the avoidance of doubt, this acknowledgement, agreement and consent does not qualify as a waiver of the rights, procedural or otherwise, existing for creditors generally, and the Holder of Securities specifically, under the applicable banking regulation pursuant to which any Swiss Resolution Power is exercised.

Section 2.19.                                              Waiver of Claims by Holders; Write-Down/Conversion and Cancellation of Securities.  By its acquisition of the Securities, each Holder of Securities (including each beneficial owner) will automatically be deemed to have irrevocably waived its right to claim or receive, and will not have any rights against the Company, the Guarantor or the Trustee with respect to repayment of Principal of the Securities or any accrued and unpaid interest (or any Additional Amounts payable in connection therewith) on any Securities, in each case, that is written-down and/or converted into equity of the Guarantor as a result of the exercise of any Swiss Resolution Power. Following the occurrence of a write-down of all or a portion of the Securities or the conversion into equity of the Guarantor of any Securities, such Securities will be cancelled with respect to the aggregate principal amount subject to such write- down or conversion and no Principal or interest with respect to such written-down or converted amount shall be due and payable by the Company or the Guarantor, and thereafter no payment default under this Indenture shall exist with respect to the aggregate principal amount or interest (including any Additional Amounts payable in connection therewith) so written-down or converted. The Company at any time may deliver Securities to the Trustee for cancellation. Any notice provided to DTC and the Trustee pursuant to Section 2.17 shall include a request, if applicable, to cancel the Securities subject to any write-down or conversion or to decrease the applicable Global Security by the portion of the Securities subject to any write-down or conversion, and the Trustee shall effect such cancellation or decrease, as applicable.

Section 2.20.                                              Waiver of Claims Against the Trustee in Certain Circumstances. By its acquisition of the Securities, each Holder (including each beneficial owner), waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes or abstains from taking, in either case in accordance with (i) a Guarantor Restructuring Event, (ii) the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Securities, (iii) the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of Principal and/or interest under the Securities or (iv) any consequences resulting from any of the foregoing.

Section 2.21.                                              Upon the Exercise of Any Swiss Resolution Power and Ordering of Restructuring Protective Measures, Trustee Shall Not Take Direction from Holders.  By its acquisition of the Securities, each Holder (including each beneficial owner) acknowledges and agrees that upon the exercise of any Swiss Resolution Power with respect to the Guarantor or the ordering of any Restructuring Protective Measures, (i) the Trustee shall not take any further directions from the Holders under Section 7.05, and that any such direction given prior to the exercise of any Swiss Resolution Power with respect to the Guarantor or the ordering of any Restructuring Protective Measures shall thereafter be deemed null and void, and (ii) this Indenture and the Securities issued hereunder will not impose any duties or liability, cost or expense upon the Trustee whatsoever with respect to the exercise of any such Swiss Resolution Power or the ordering of any Restructuring Protective Measures.

Section 2.22.                                              No Default or Event Of Default Upon Exercise of Swiss Resolution Power, Ordering a Restructuring Protective Measure.  By its acquisition of the Securities, each Holder (including each beneficial owner) acknowledges and agrees that neither a Guarantor Restructuring Event, nor the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Securities, nor the ordering of any Restructuring Protective Measures that require or result in the deferment of the payment of Principal and/or interest under the Securities nor any consequence resulting from any of the foregoing shall give rise to a Default or Event of Default under this Indenture, including, without limitation, for purposes of Section 315(b) and Section 315(c) under the Trust Indenture Act.

Section 2.23.                                              Acquisition of Securities in the Secondary Market. By its acquisition of the Securities, each Holder or beneficial owner of Securities that acquires its Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the provisions specified in this Indenture to the same extent as the Holders and beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including those terms and provisions relating to any Swiss Resolution Power, any Restructuring Protective Measures and any Issuer Substitution.

Section 2.24.                                              Holder Consent to Lack of Notice.  By its acquisition of the Securities, each Holder and each beneficial owner of Securities shall be deemed to have consented to the lack of prior notice by the Swiss Resolution Authority of its decision to exercise any Swiss Resolution Power or order any Restructuring Protective Measure.

Section 2.25.                                              Holder Authorization to DTC. By its acquisition of the Securities, each Holder and each beneficial owner of Securities shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement any such exercise of any Swiss Resolution Power and/or ordering of any Restructuring Protective Measures, without any further action or direction on the part of such Holder or beneficial owner.

Section 2.26.                                              No Repayment of Securities After Write-Down, Conversion and/or Deferral. No repayment of the Principal of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation and/or conversion into the equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued but unpaid interest on, the Securities, or the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of Principal and/or interest under the Securities, unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Guarantor under the Swiss laws, regulations and orders applicable to the Guarantor; provided that the Trustee shall not be liable for any payments it makes until a Responsible Officer of the Trustee has actual knowledge of any such exercise of any Swiss Resolution Power or any such ordering of any Restructuring Protective Measures.

Section 2.27.                                             Trustee Duties Remain Applicable. Notwithstanding anything herein to the contrary, so long as any Securities remain outstanding (including, for example, if the exercise of the Swiss Resolution Power results in only a partial write-down and/or conversion of the Principal of the Securities), then the Trustee’s duties and rights under the Indenture shall remain applicable with respect to the Securities.

ARTICLE 3

REDEMPTION & SUBSTITUTION

Section 3.01.                                             Notice of Redemption.  Notice of redemption to the Holders of Securities to be redeemed as a whole but not in part at the option of the Company pursuant to Section 3.04, or upon the occurrence of a Post-Restructuring Exchange pursuant to Section 3.05, subject to the terms of this Indenture, shall be given by mailing notice of such redemption by first class mail, postage prepaid (or in the case of Global Securities by transmitting such notice in accordance with the Depositary’s procedures therefor), at least 30 calendar days and not more than 60 calendar days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the Security Register. Notice of redemption to Holders of Securities to be redeemed shall be published in an Authorized Newspaper in Switzerland if the Securities are listed on the SIX Swiss Exchange and the SIX Swiss Exchange so requires, once in each of three successive calendar weeks, the first publication to be not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption. Notwithstanding the foregoing, if the Company has delivered such notice of redemption pursuant to this Section 3.01, but, prior to the payment of the redemption amount with respect to such redemption, a Restructuring Event occurs, then such redemption notice shall be automatically rescinded and shall be of no force and effect, such redemption shall be cancelled, payment of the redemption amount in respect of such redemption notice shall no longer be due and payable and no such redemption of the Securities shall take place; provided that the Trustee shall not be liable for any actions it takes until a Responsible Officer of the Trustee has actual knowledge of any such Restructuring Event.  Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder pursuant to this Section 3.01 shall specify the CUSIP, CINS or ISIN numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date, monies for the payment of the redemption price having been paid, interest thereon or on the portions thereof to be redeemed will cease to accrue.

The notice of redemption of Securities pursuant to Section 3.04 or 3.05 shall be given by the Company or, at the Company’s or the Guarantor’s request, by the Trustee in the name and at the expense of the Company or the Guarantor; provided, however, that the Company or the Guarantor shall have delivered to the Trustee, at least 45 days prior to the date of redemption (or such shorter period as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

On or before 10:00 a.m., New York City time, on the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section 3.01, the Company will deposit with the Trustee or with one or more Paying Agents or Swiss Paying Agents (or, if the Company is acting as its own Paying Agent or Swiss Paying Agent, set aside, segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to redeem on the specified redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to (but not including) the date fixed for redemption.

The Company will deliver to the Trustee at least 10 calendar days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.01 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating that all Securities are to be redeemed.  In case of a redemption pursuant to Section 3.04, (a) prior to the expiration of any restriction on such redemption or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of the Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such redemption is not prohibited by such restriction or that such condition has been complied with.

Section 3.02.               Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.01, the Securities shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to (but not including) the date fixed for redemption, and on and after such date interest on the Securities or portions of Securities so called for redemption shall cease to accrue (unless the Company shall default in the payment of the Securities at the redemption price, together with interest accrued to (but not including) such date). Except as provided in Sections 8.11, 9.03 and 9.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and any accrued and unpaid interest to (but not including) the date fixed for redemption (including Additional Interest, if any).

On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to, but not including, the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders registered as such on the relevant Record Date subject to the terms and provisions of Section 2.14 hereof.  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal and any interest due and payable thereon shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Security.

Section 3.03.               Limitations on Redemption.  Notwithstanding anything in this Article 3 to the contrary, the Company may not give notice of redemption of the Securities pursuant to this Article 3 unless the Company shall have notified the Trustee prior to the giving of any such notice of redemption that such redemption is so approved by FINMA, if such approval is then required under Swiss banking laws applicable to the Guarantor from time to time.

Section 3.04.               Tax Redemption. Subject to the prior approval of FINMA if then required under Swiss banking laws applicable to the Guarantor from time to time, as evidenced by an Officers’ Certificate from the Company certifying the same, and Section 3.03, the Company may at its option redeem the Securities, in whole but not in part, at any time on giving not less than 30 nor more than 60 days’ notice to the Holders and the Trustee, at the principal amount of the Securities being redeemed, together with accrued interest to, but excluding, the date of redemption, if it or the Guarantor has or will become obligated to pay Additional Amounts in respect of the Securities as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, and such obligation cannot be avoided by the Company taking reasonable measures available to it. No such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company or the Guarantor would be obliged to pay such Additional Amounts were a payment in respect of the Securities then due; provided, however, that if the Company has delivered such notice of redemption pursuant to this Section 3.04, but, prior to the payment of the redemption amount with respect to such redemption, a Restructuring Event occurs, of which a Responsible Officer of the Trustee has actual knowledge, then such redemption notice shall be automatically rescinded and shall be of no force and effect, such redemption shall be cancelled, payment of the redemption amount in respect of such redemption shall no longer be due and payable and no such redemption of the Securities shall take place. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the Company or Guarantor, as applicable, has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

Section 3.05.               Exchange Following a Completion Event. Upon the occurrence of a Completion Event, if and to the extent (i) the Securities have not been fully written-down and/or converted into equity of the Guarantor and (ii) the Guarantor is or would be required to deduct Swiss withholding tax on interest payments on such Securities under Swiss laws in effect at such time (as promptly notified to the Trustee by the Guarantor), then the Guarantor shall mandatorily exchange the Securities in full for a like principal amount of New Securities on a one-for-one basis (such exchange, a “Post-Restructuring Exchange”) by (a) redeeming the Securities by delivering New Securities in lieu of cash to the Trustee on behalf of the Holders and (b) paying to the Trustee on behalf of the Holders in cash any accrued and unpaid interest on the Securities up to (and including) the date immediately prior to the date of such exchange (but only to the extent that such interest has not been written-down and cancelled or converted into equity of the Guarantor in connection with the relevant Guarantor Restructuring Proceedings), in each case on the date specified therefor in the Completion Event Notice. Interest on the New Securities will accrue from and including the date on which the Post-Restructuring Exchange takes place, as the issue date of the New Securities.  Receipt by the Trustee of the relevant amount of New Securities in exchange for the outstanding Securities and the required cash payment, if any, from the Guarantor will constitute good and complete discharge of the Guarantor’s obligations in respect of redemption or repayment of the Securities. Notwithstanding the foregoing, if at the time of the Completion Event, the Guarantor is not and will not be required to deduct Swiss withholding tax from interest payments on the Securities under Swiss laws in effect at such time (as promptly notified to the Trustee by the Guarantor), the Guarantor may, but will not be required to, exchange/redeem the Securities pursuant to a Post-Restructuring Exchange.

In the case of a Post-Restructuring Exchange, the Trustee will promptly deliver to the Holders (i) the New Securities and (ii) payment in cash of any accrued and unpaid interest, if any, on the Securities to, but excluding, the date of such exchange (but only to the extent that such interest has not been written-down and cancelled or converted into equity of the Guarantor in connection with the relevant Guarantor Restructuring Proceedings). The Trustee makes no representation with respect to and shall have no responsibility for the validity or sufficiency of the New Securities or their appropriateness as an investment by the Holders.

Section 3.06.               Purchases. Subject to the prior approval of FINMA if then required under Swiss banking laws applicable to the Guarantor from time to time, each of the Company, the Guarantor or any Subsidiary of the Guarantor, may at any time purchase or procure others to purchase beneficially for its account Securities in any manner and at any price. Securities so purchased may, at the Company’s or Guarantor’s discretion, be held, resold, or surrendered for cancellation.

Section 3.07.               Cancellation.  All Securities exchanged/redeemed by the Company or the Guarantor pursuant to this Article 3 will forthwith be cancelled in accordance with Section 2.10.  All Securities purchased by or on behalf of the Company or the Guarantor or any Subsidiary of the Guarantor may be held, reissued, resold or, at the option of the Guarantor or the Company or any such Subsidiary, surrendered for cancellation to the Trustee. Securities so surrendered shall be cancelled forthwith.  Any Securities so surrendered for cancellation may not be reissued or resold and the obligations of the Company and the Guarantor in respect of any such Securities shall be discharged upon such cancellation of such Securities.

Section 3.08.               Issuer Substitution.

(a) The Company may, without the consent of the Holders or the Trustee (which consent the Holders and beneficial owners of the Securities shall be deemed to have given by their acquisition of the Securities), substitute the Guarantor for itself for all purposes under the Securities and hereunder at any time, provided that at such time interest on the Securities may be paid without the deduction by the Guarantor of Swiss withholding tax (such substitution, a “Voluntary Issuer Substitution”). Upon any such Voluntary Issuer Substitution, the Company shall be released from its obligations under the Securities and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities with the same effect as if the Guarantor had been named as issuer under this Indenture and the Securities. In the event of such a Voluntary Issuer Substitution, the Guarantee shall cease to exist. In connection with any such Voluntary Issuer Substitution, this Indenture shall be amended pursuant to Section 10.01(g) in order to give effect to and evidence such substitution and the Guarantor shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to such substitution have been complied with. The Company agrees to take any and all necessary action to effectuate any Voluntary Issuer Substitution with DTC or any other appropriate clearing system.

(b) Upon the occurrence of a Restructuring Event, the Company will, without the consent of the Holders or the Trustee (which consent the Holders and beneficial owners of the Securities shall be deemed to have given by their acquisition of the Securities), automatically substitute the Guarantor for itself for all purposes under the Securities and this Indenture (such substitution a “Restructuring Issuer Substitution” and the date of such substitution a “Restructuring Issuer Substitution Date”) (a “Restructuring Issuer Substitution,” together with a “Voluntary Issuer Substitution,” is referred to as an “Issuer Substitution”); provided that a Restructuring Issuer Substitution will take place whether or not interest on Securities may be paid without the deduction by the Guarantor of Swiss withholding tax. The Guarantor consents in all respects to any Restructuring Issuer Substitution. Upon any such Restructuring Issuer Substitution, the Company shall be released from its obligations under the Securities and the Indenture, and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities and the Indenture with the same effect as if the Guarantor had been named as issuer under the Indenture and the Securities. In the event of such Restructuring Issuer Substitution, the Guarantee shall cease to exist. The Company agrees to take any and all necessary action to effectuate any Restructuring Issuer Substitution with DTC or other appropriate clearing system.

(c) In order to give effect to a Voluntary Issuer Substitution, the Company shall give no more than 30 calendar days nor less than 10 calendar days’ notice of such substitution and the date of such substitution (a “Voluntary Issuer Substitution Date” and, together with a “Restructuring Issuer Substitution Date”, an “Issuer Substitution Date”) to the Trustee, DTC or other clearing system and the Holders of the Securities in accordance with Section 11.02.  The Guarantor shall indemnify each Holder against any stamp, registration, transfer, documentary or other similar tax, duty, assessment or governmental charge that is imposed on such Holder by (or by any authority in or of) Switzerland and that would not have been so imposed had the Voluntary Issuer Substitution not been made, as well as against any cost or expense incurred by such Holder relating to such substitution, including, but not limited to, legal costs, if any.

(d) With effect from any Issuer Substitution Date, the Guarantor will, without the need for the amendment of existing, or the entry into of additional documentation, be substituted as, and assume all of the obligations of the Company as, principal obligor under the Securities. From any Issuer Substitution Date, references herein to the “Company” will be references to the Guarantor and, for the avoidance of doubt, any references herein to the “Guarantor” that remain applicable after any Issuer Substitution Date shall remain references to the Guarantor. The Guarantor shall ensure that all action, conditions and requirements to be taken, fulfilled and done to ensure that the Issuer Substitution creates valid, legally binding and enforceable obligations of the Guarantor have been taken, fulfilled and done and are in full force and effect.  The Guarantor undertakes to the Holders that after an Issuer Substitution, if any, pursuant to this Section 3.08 the Guarantor will assume all the obligations of the Company as a principal obligor under the Securities.

ARTICLE 4

COVENANTS

Section 4.01.             Payment of Securities.

(a) Subject to deferral during a Suspension Period and to the occurrence of any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Securities, unless the Securities have been redeemed prior thereto, the Securities will be repaid in full on the Maturity Date at their then Principal amount outstanding, together with any accrued and unpaid interest thereon, if any, to (but excluding) the Maturity Date and any other amounts, including Additional Amounts and or Additional Interest, if any.

(b) Subject to deferral during a Suspension Period and to the occurrence of any write-down and cancellation, and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Securities, the Securities will bear interest on the Principal amount from time to time outstanding, from and including the most recent date to which interest has been paid or, if no interest has been paid, the date of original issue of such Securities, up to but excluding the Maturity Date.

(c) The Company shall pay the Principal of and interest (including Additional Amounts and/or Additional Interest, if any) on the Securities on the dates and in the manner provided in the Securities and this Indenture.  The interest (including Additional Amounts and/or Additional Interest, if any) on any temporary Securities shall be paid, as to the installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest.  The interest (including Additional Amounts and/or Additional Interest, if any) on the Securities shall be payable only to the Holders thereof and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register.

Notwithstanding any provisions of this Indenture and the Securities to the contrary, payments of interest on, and any portion of the Principal of, such Holder’s Security shall be made by the Paying Agent and Swiss Paying Agent, upon receipt from the Company of immediately available funds by 10:00 a.m., New York City time (or such other time as may be agreed to between the Company, the Paying Agent and Swiss Paying Agent), one Business Day prior to the payment date, directly to the Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 calendar days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, the Holder surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 calendar days prior to a payment date.  The Company will indemnify and hold each of the Trustee, any Paying Agent and any Swiss Paying Agent harmless against any loss, liability or expense (including reasonable attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such instruction or from making any payment in accordance with any such instruction.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities or in the absence of such specification, at the rate per annum borne by the Securities.

Section 4.02.               Maintenance of Office or Agency.  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served; and the Guarantor shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented for payment under the Guarantee endorsed thereon and where notices and demands to or upon the Guarantor in respect of the Guarantee and this Indenture may be served.  The Company and the Guarantor hereby initially designate the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office or agency of the Company and the Guarantor.  The Company and the Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Company and the Guarantor will maintain one or more agencies in a city or cities located outside the United States (including any city in a country in which such an agency is required to be maintained under the rules of the SIX Swiss Exchange) where the Securities may be presented for payment or for payment under the Guarantee endorsed thereon, as the case may be.

The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve either the Company or the Guarantor of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company or the Guarantor, as applicable, will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.               Certificate to Trustee.  The Company and the Guarantor each will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, in the case of each of the Company and the Guarantor, is a calendar year), a brief certificate (which need not contain the statements required by Section 11.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company or the Guarantor, as the case may be, with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.04.               Reports by the Company and the Guarantor.  The Company and the Guarantor each covenant to file with the Trustee, within 15 days after the Company or the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance of the Company and of the Guarantor with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.05.               Withholding. The Paying Agent, the Swiss Paying Agent and the Trustee, as applicable, shall be entitled to deduct or withhold from payments under this Indenture to the extent necessary to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to (including FATCA).  To the extent permitted under any privacy or similar law and to the extent expressly authorized by any agreement between the Company and such holder or beneficial owner or by the terms of any tax certification, the Company hereby covenants with each of the Paying Agent, the Swiss Paying Agent and the Trustee that it will use commercially reasonable efforts to provide the Paying Agent, the Swiss Paying Agent and the Trustee with any relevant tax certification in the possession of the Company or other information identified by the Company in its sole discretion as relevant for Applicable Tax Law withholding tax purposes that may be useful to assist the Paying Agent, the Swiss Paying Agent and the Trustee to determine whether or not the Paying Agent, the Swiss Paying Agent and the Trustee, as applicable, is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to Applicable Tax Law.  The Company and the Guarantor agree that if any payments of interest or Principal under the Securities become subject to deduction by them of FATCA withholding taxes, it shall provide notice of such event to the Trustee, and the Trustee and each Paying Agent agree that if they deduct FATCA withholding taxes other than upon notice by the Company and the Guarantor, they will provide notice of such deduction to the Company and the Guarantor. The terms of this Section shall survive the satisfaction and discharge of this

Indenture. The Trustee and each Paying Agent shall have no obligation to gross up any payment under this Indenture.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.               When the Company May Merge, Etc.  The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with or into the Guarantor or any Subsidiary of the Guarantor), or permit any Person to merge with or into the Company unless:

(a) either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer, lease or other disposition and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b) the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and that all conditions precedent provided for herein relating to such transaction have been complied with.

Section 5.02.               Successor Substituted.

(a) Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and with the same effect as if such successor Person had been named as the Company herein and in the Securities.

(b) The Company may, without the consent of the Holders or the Trustee, in accordance with and subject to the provisions of Section 3.08, substitute the Guarantor for itself as principal obligor under the Securities.

ARTICLE 6

THE GUARANTEE BY AND COVENANTS OF THE GUARANTOR

Section 6.01.               Guarantee. The Guarantor by its execution of this Indenture hereby agrees with each Holder of the Securities authenticated by the Trustee and delivered by the Company, and with the Trustee, on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Trustee to confirm such Guarantee to the Holder by its authentication and delivery of each Security, with such Guarantee endorsed thereon, except that such Guarantee will cease to exist upon the occurrence of any Issuer Substitution. Any Security issued on the Issue Date or upon registration of or transfer or exchange of such Security shall have the Guarantee executed by the Guarantor endorsed thereon (to the extent the Guarantee has not ceased to exist hereunder).

The Guarantee to be endorsed on the Securities shall be in substantially the form set forth below:

“GUARANTEE

OF

CREDIT SUISSE GROUP AG

For value received, Credit Suisse Group AG, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, CH 8001, Zurich, Switzerland (herein called the “Guarantor,” which term includes any Person who is a successor Guarantor under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee in its individual capacity and on behalf of each such Holder, the due and punctual payment of the Principal of and interest on (and any other sums from time to time expressed to be payable by the Company in respect of) such Security and the Indenture when and as the same shall become due and payable, whether on the Maturity Date, by declaration of acceleration, where applicable, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. The Guarantee will not be discharged, except (i) by payment in full of the principal of (and premium, if any) and interest on such Security and any other amount due and owing under the Indenture or (ii) upon the substitution of the Guarantor for the Company for all purposes under the Securities. In case of the failure of Credit Suisse Group Funding (Guernsey) Limited (herein called the “Company”, which term includes any successor Person under the Indenture), to punctually make any such payment of Principal or interest or other amount, the Guarantor hereby agrees to cause any such payment to be made as soon as reasonably possible when and as the same shall become due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company, if applicable, in each case according to the terms thereof and of the Indenture referred to therein.

The Guarantee will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Security, or increase the interest rate thereon, or alter the Maturity Date thereof, unless so required by the Swiss Resolution Authority. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby or required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Security.  This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Securities issued under the Indenture shall have been paid in full.

No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantees of the Guarantor which are absolute and unconditional, of the due and punctual payment of all amounts due under the Indenture and of the Principal of and interest on, the Security upon which this Guarantee is endorsed, according to the terms thereof and of the Indenture referred to therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under the Indenture.

All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Guarantee.

Executed and dated the date on the face hereof.

CREDIT SUISSE GROUP AG,
as the Guarantor

By:
Name:
Title:

By:
Name:
Title:

Section 6.02.               When the Guarantor May Merge, Etc.  The Guarantor shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with or into the Company or another Subsidiary of the Guarantor) or permit any Person to merge with or into the Guarantor unless:

(a) either (x) the Guarantor shall be the continuing Person or (y) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property and assets of the Guarantor shall expressly assume, by a supplemental indenture, executed and delivered to the Company and to the Trustee, all of the obligations of the Guarantor on the Guarantee and under this Indenture and the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger conveyance, transfer, lease or other disposition and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Guarantor or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b) the Guarantor shall have delivered to the Trustee an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and that all conditions precedent provided for herein relating to such transaction have been complied with.

Section 6.03.               Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Guarantor in accordance with Section 6.02, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein and in the Guarantee endorsed upon the Securities, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01.               Events of Default.

(a) An “Event of Default” shall mean any one of the following events with respect to the Securities:

(i)            default in the payment by the Company or the Guarantor, as applicable, of all or any part of the Principal on any Security when the same becomes due and payable at the Maturity Date, upon acceleration or redemption, or otherwise;

(ii)           default in the payment by the Company or the Guarantor, as applicable, of any interest (including Additional Interest, if any) on any Security when the same becomes due and payable, and such default continues for a period of 30 Business Days;

(iii)          a default or breach by the Company or the Guarantor, as applicable, of any other covenant or agreement of the Company or the Guarantor, as applicable, in this Indenture with respect to any Security or in the Securities and such default or breach continues for a period of 60 Business Days after written notice thereof specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, has been given to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the outstanding Securities;

(iv)          commencement of an involuntary case or other proceeding against the Company, with respect to the Company or its debts under any bankruptcy, administration, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or for any substantial part of the property and assets of the Company (other than when previously approved by the Holders), and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 Business Days; or an order for relief shall be entered against the Company under any bankruptcy, administration, insolvency or other similar law now or hereafter in effect;

(v)           other than when previously approved by the Holders, commencement by the Company of a voluntary case under any applicable bankruptcy, administration, insolvency or other similar law now or hereafter in effect, or the Company’s consent to the entry of an order for relief in an involuntary case under any such law, or its consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company, or any general assignment by the Company for the benefit of creditors;

(vi)          commencement of an involuntary case or other proceeding against the Guarantor, with respect to the Guarantor or its debts under any bankruptcy,

administration, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Guarantor or for any substantial part of the property and assets of the Guarantor, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 Business Days, except that the issuance of a writ of payment under the Swiss debt enforcement and bankruptcy laws shall not constitute such involuntary case or proceeding for the purpose of this clause; or an order for relief shall be entered against the Guarantor, under any bankruptcy, administration, insolvency or other similar law now or hereafter in effect; or

(vii)         commencement by the Guarantor of a voluntary case under any applicable bankruptcy, administration, insolvency or other similar law now or hereafter in effect, or the Guarantor’s consent to the entry of an order for relief in an involuntary case under any such law, or its consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company, or any general assignment by the Guarantor for the benefit of creditors;

provided, however, that neither (i) a Guarantor Restructuring Event, nor (ii) the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Securities, nor (iii) the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of Principal and/or interest under the Securities nor (iv) any consequences resulting from any of the foregoing shall constitute a Default or an Event of Default. For the avoidance of doubt, any consequences resulting from any Non-Restructuring Protective Measures that would otherwise constitute a Default or an Event of Default will constitute a Default or an Event of Default, as applicable.

(b)             Extent of Holder’s Remedy.  No remedy against the Company or the Guarantor, other than as referred to in Sections 7.02, 7.03 7.07, 7.08 and 7.09, shall be available to the Trustee or any Holder for the recovery of amounts owing in respect of the Securities.

Section 7.02.               Acceleration.

(a) If an Event of Default described in Section 7.01(a)(i), (ii) or (iii) with respect to the Securities then outstanding or any Guarantee endorsed thereon occurs and is continuing, then, and in each and every such case, unless the Principal or, in the case of the Guarantee, the Guarantee endorsed thereon, shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities by notice in writing to the Company and to the Guarantor (and to the Trustee if given by Holders), may declare the Principal and any interest accrued thereon (including Additional Interest, if any), if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(b) If an Event of Default described in Section 7.01(a)(iv), (v), (vi) or (vii) with respect to the Securities then outstanding or any Guarantee endorsed thereon occurs and is continuing, then the Principal of the Securities then outstanding and any interest accrued thereon

(including Additional Interest, if any), if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the Principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such Principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities to the date of such payment or deposit or in the absence of such specification, at the rate per annum borne by the Securities) and such amount as shall be sufficient to cover all amounts owing to the Trustee under Section 8.07, and if any and all Events of Default under this Indenture, other than the non-payment of the Principal of, or interest on, any of the Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Securities, by written notice to the Company, to the Guarantor and to the Trustee, may waive all defaults with respect to the Securities and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 7.03.               Other Remedies.  If a payment default with respect to the Securities or an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of and interest (including Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 7.04.               Waiver of Past Defaults. Subject to Sections 7.02, 7.07 and 10.02, the Holders of at least a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of Principal of or interest on any Security as specified in Section 7.01(a)(i) or (ii) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto; provided that on or after an Issuer Substitution Date, if Swiss law then so requires, this provision will be subject to the mandatory provisions of Swiss law in relation to meetings of Holders.

Section 7.05.               Control by Majority.  Subject to Sections 2.17, 2.20, 2.21, 8.01 and 8.02(e), the Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders pursuant to this Section 7.05.

Section 7.06.               Limitation on Suits.  No Holder may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities or any Guarantee endorsed thereon, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee is prohibited from acting at the instruction of Holders under Section 2.21 hereof, or the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.07.               Rights of Holder to Receive Payment.  Except in connection with the exercise of the Swiss Resolution Power and/or the ordering of Restructuring Protective Measures, the right of any Holder to receive payment of Principal of or interest, if any, (including Additional Interest, if any) on such Holder’s Security, or any Guarantee endorsed thereon, on or after the respective due dates expressed or provided for in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08.               Collection Suit by Trustee.  If an Event of Default, in payment of Principal or interest specified in Section 7.01(a)(i) or (ii) (including Additional Interest, if any)

occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Guarantor for the whole amount of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities, in each case at the rate specified in the Securities or in the absence of such specification, at the rate per annum borne by the Securities, and such further amount as shall be sufficient to cover all amounts owing to the Trustee under Section 8.07.

Section 7.09.               Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 8.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), the Guarantor, the creditors of the Company or the Guarantor, or the property of the Company or the Guarantor and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 8.07.  Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities, the Guarantee or the rights of any Holder under the Securities or the Guarantee, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10.               Application of Proceeds.  Any moneys collected by the Trustee pursuant to this Article in respect of the Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities, or issuing Securities of the same tenor in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 8.07 applicable to the Securities in respect of which moneys have been collected;

SECOND:  In case the Principal of the Securities in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities or in the absence of such specification, at the rate per annum borne by the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD:  In case the Principal of the Securities in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such Principal and interest, without preference or priority of Principal over interest, or of interest over Principal, or of any installment of interest over any other installment of interest, ratably to the aggregate of such Principal and accrued and unpaid interest; and

FOURTH:  To the payment of the remainder, if any, to the Company, or to the extent the Trustee collects any amount pursuant to the Guarantee, the Guarantor, or any other Person lawfully entitled thereto as evidenced by an Opinion of Counsel.

Section 7.11.               Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.12.               Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.12 does not apply to a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

Section 7.13.               Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.14.               Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 8

TRUSTEE

Section 8.01.               General.  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 8.  The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. Subject to the proviso of Section 7.01(a), if an Event of Default of which a Responsible Officer of the Trustee has received written notice or of which a Responsible Officer of the Trustee has actual knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Section 8.02.               Certain Rights of Trustee.  Subject to the Trust Indenture Act Sections 315(a) through (d):

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Officers’ Certificate, Opinion of Counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(b) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 11.04.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.  Subject to Sections 8.01 and 8.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof;

(c) the Trustee may act through its attorneys, any agents, custodians and nominees not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care;

(d) any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company or the Guarantor or any authorized committee thereof may be evidenced to the Trustee by a Board Resolution certified by the secretary or an assistant secretary of the Company or the Guarantor, as the case may be;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction;

(f)  the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 7.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(g) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon;

(h) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers’ Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding;

(i)  neither the Trustee nor any Agent shall have any duty or obligation to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among DTC participants, members, Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof;

(j)  the rights, protections, privileges, immunities, and benefits given to the Trustee hereunder, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each agent, custodian and other Person employed to act hereunder and such rights, protections, privileges, immunities and benefits shall survive the payment of the Securities, the resignation or removal of the Trustee and/or the termination of this Indenture;

(k) the Trustee may at any time request, and the Company and the Guarantor shall, deliver an incumbency certificate setting forth the specimen signatures and the names of the individuals and/or titles of Authorized Persons authorized at such time to take specified actions pursuant to this Indenture, which incumbency certificate may be signed by any such Authorized Person, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(l)  the Trustee has no duty or obligation to monitor or determine that the Company or Guarantor (or this Indenture or the Securities issued hereunder) has complied with any applicable Swiss laws or regulations.

Section 8.03.               Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or their respective affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to the Trust Indenture Act Sections 310(b) and 311.  For purposes of the Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a) “Cash Transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “Self-Liquidating Paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or the Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or the Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 8.04.               Trustee’s Disclaimer.  The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company or the Guarantor and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same.  Neither the Trustee nor any of its agents (i) makes any representation as to the validity, sufficiency or adequacy of this Indenture, the Securities, any offering materials including, without limitation, the Offering Memorandum, or the Guarantee or (ii) shall be accountable for the Company’s or the Guarantor’s use or application of the proceeds from the Securities or for monies paid over to the Company or the Guarantor pursuant to this Indenture.

Section 8.05.                                              Notice of Default.  Subject to the last paragraph of Section 7.01(a), if any Default occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer of the Trustee or the Trustee has received written notice thereof in accordance with Section 8.02, the Trustee shall give to each Holder notice of such Default within 90 days after it occurs in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest (including Additional Interest, if any) on any Security, the Trustee shall be fully protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 8.06.                                              Reports by Trustee to Holders.  Within 60 days after each September 15, beginning September 15, 2017, provided any Securities are outstanding hereunder, the Trustee shall mail to each Holder as and to the extent provided in the Trust Indenture Act Section 313(c) a brief report dated as of such September 15 if required by the Trust Indenture Act Section 313(a). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee of the listing or de-listing of the Securities on any stock exchange. The Trustee will also comply with Section 313(b) of the Trust Indenture Act.

Section 8.07.                                              Compensation and Indemnity.  The Company and the Guarantor, jointly and severally, shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services.  The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company, or failing which, the Guarantor, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents, counsel and other persons not regularly in its employ.

The Company and the Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and Agents for, and hold it and them harmless against, any and all loss, damage, claim or liability or expense (including reasonable legal fees and expenses) including taxes (other than taxes based on the income of the Trustee) incurred by it or them without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or the trusts hereunder and the performance of its duties, and the exercise of its rights under this Indenture and the Securities, including the costs and expenses of defending itself against or investigating any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

To secure the Company’s and the Guarantor’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest (including Additional Interest, if any) on particular Securities.

The obligations of the Company and the Guarantor under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy, administration, insolvency or similar law or the earlier resignation or removal of the Trustee, unless such obligations have already accrued and are written-down and cancelled and/or converted into equity as a result of the exercise of the Swiss Resolution Power.  Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. For the avoidance of doubt, the provisions of this Section 8.07 shall survive any exercise of the Swiss Resolution Power, any ordering of Protective Measures and any Restructuring Event. Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default under Section 7.01(a)(iv), (v), (vi) or (vii) hereof, the parties hereto and the Holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy, administration, insolvency or similar law.

Section 8.08.                                              Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities and appointment of a successor Trustee as Trustee with respect to the Securities shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.

The Trustee may resign as Trustee with respect to the Securities at any time by so notifying the Company and the Guarantor in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee as Trustee with respect to the Securities by so notifying the Trustee in writing and may, in accordance with the following paragraph, appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities if: (i) the Trustee is no longer eligible under Section 8.10; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities, or if a vacancy exists in the office of the Trustee with respect to the Securities for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may, with the consent of the Company, appoint a successor Trustee in respect of the Securities to replace the successor Trustee appointed by the Company.  If the successor Trustee with respect to the Securities does not deliver its written acceptance required by the next succeeding paragraph of this Section 8.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

A successor Trustee with respect to the Securities shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantor. Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 8.07 and subject to the payment of any and all amounts then due and owing to the retiring Trustee, (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the Securities to the successor Trustee, (ii) the resignation or removal of the retiring Trustee in respect of the Securities shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Securities issued under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities and each appointment of a successor Trustee in respect of the Securities to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  Notwithstanding replacement of the Trustee with respect to the Securities pursuant to this Section 8.08, the Company’s and the Guarantor’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.                                             Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein; provided that such successor Trustee shall be otherwise qualified and eligible under this Article 8.

Section 8.10.                                             Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of the Trust Indenture Act Section 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 8.11.                                             Money Held in Trust.  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 9.

The Trustee shall not liquidate any U.S. Government Obligations deposited with it, or to its order, or reinvest them in other assets; other than for the purposes of making payments hereunder.

Section 8.12.                                             Disqualification, Conflicting Interests.  If the Trustee has or shall acquire any Conflicting Interest, as defined in this Section 8.12, with respect to the Securities, it shall, within 90 days after ascertaining that it has such Conflicting Interest, either eliminate such Conflicting Interest or resign with respect to the Securities in the manner and with the effect hereinbefore specified in this Article. In the event that the Trustee shall fail to comply with the provisions of the preceding sentence with respect to the Securities, the Trustee shall, within ten days after the expiration of such 90-day period, give notice of such failure to the Holders in the manner and to the extent provided in Section 11.02.  For the purposes of this Section 8.12, the term “Conflicting Interest” shall have the meaning specified in Section 310(b) of the Trust Indenture Act.

Section 8.13.                                              Consent of Swiss Resolution Authority Required.  To the extent that the consent or authorization of any Swiss Resolution Authority is required for the Company’s, the Guarantor’s or the Trustee’s performance under the Securities, the Guarantee or this Indenture, none of the Trustee or any Agent shall have any duty or obligation to determine whether such approval, consent or authorization is required or any duty or obligation to obtain such consent or authorization.  The Company shall notify the Trustee and each Agent, as applicable, in writing if the approval, consent or authorization of the Swiss Resolution Authority is required for the Company’s, the Guarantor’s or the Trustee’s performance under the Securities, the Guarantee or this Indenture and whether or not such has been obtained by the Company or the Guarantor.  The Trustee will comply with any reasonable requests of the Company or the Guarantor in order to help facilitate the delivery of any required consent, approval or authorization from any Swiss Resolution Authority.

Section 8.14.                                              Co-Trustees. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof in an Event of Default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or take any action which may be desirable or necessary in connection therewith, or to avoid having to submit to the courts or other governmental entities in a foreign jurisdiction to which it is not already subject personally or otherwise, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 8.14 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from the Company and/or the Guarantor, as applicable, be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company and/or the Guarantor, as applicable; provided, that if an Event of Default shall have occurred and be continuing, if the Company and/or the Guarantor, as applicable, does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company and/or the Guarantor, as applicable, to execute any such instrument in the name and stead of the Company and/or the Guarantor, as applicable. In case any separate or co-trustee or a successor to either shall become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions: (i) all rights and powers. conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 8.14.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties. rights. remedies and trusts shall vest in and be exercised by the Trustee. to the extent permitted by law, without the appointment of a new or successors trustee.

ARTICLE 9

DISCHARGE OF INDENTURE

Section 9.01.                                              Defeasance within One Year of Payment.  Except as otherwise provided in this Section 9.01, the Company or the Guarantor may terminate the obligations of the Company and the Guarantor under the Securities, the Guarantee and this Indenture with respect to the Securities if:

(a) all Securities previously authenticated and delivered (other than destroyed, lost or wrongfully taken Securities that have been replaced or paid or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company or the Guarantor, as provided in Section 9.04) have been delivered to the Trustee for cancellation and the Company (or the Guarantor pursuant to the Guarantee) has paid all sums payable by it hereunder; or

(b) (i)  the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company or the Guarantor irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money sufficient or U.S. Government Obligations, which through the payment of principal and interest thereon will be sufficient, or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the Principal of, and interest (including Additional Interest, if any) on the Securities due to maturity or redemption, as the case may be, and to pay any other sums payable by it hereunder and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Securities have been complied with.

With respect to the foregoing clause (a), only the Company’s and the Guarantor’s obligations under Section 8.07 in respect of the Securities shall survive. With respect to the foregoing clause (b), only the obligations of the Company and the Guarantor in Sections 2.02 through 2.12, 4.02, 8.07, 8.08 and 9.03, as applicable, in respect of the Securities and the Guarantee thereof shall survive until the Securities are no longer outstanding.  Thereafter, only the obligations of the Company and the Guarantor in Sections 8.07 and 9.03, as applicable, in respect of the Securities and the Guarantee thereof shall survive.  After any such irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantor under the Securities, the Guarantee thereof and this Indenture with respect to the Securities except for those surviving obligations specified above.

Section 9.02.                                             Defeasance. Except as provided below, the Company will be deemed to have paid and the Company and the Guarantor will be discharged from any and all obligations in respect of the Securities and the Guarantee thereof, and the provisions of this Indenture will no longer be in effect with respect to the Securities and the Guarantee thereof (and the Trustee, at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging the same); provided that the following conditions shall have been satisfied:

(a) the Company or the Guarantor has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities, for payment of the Principal of, interest (including Additional Interest, if any) on the Securities, and any other sum due hereunder, money sufficient or U.S. Government Obligations, which through the payment of principal and interest thereon will be sufficient, or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the Principal of and accrued interest (including Additional Interest, if any) on the outstanding Securities, and to pay any other sums due by it hereunder to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it is bound;

(c) no Default shall have occurred and be continuing on the date of such deposit;

(d) the Company shall have delivered to the Trustee either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such discharge under this Section 9.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above, which opinion must be based either on a change in applicable U.S. federal income tax laws or regulations occurring after the date hereof; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.02 of the Securities have been complied with.

The obligations of the Company and the Guarantor in Sections 2.02 through 2.12, 4.02, 8.07, 8.08 and 9.03, as applicable, with respect to the Securities and the Guarantee thereof shall survive until the Securities are no longer outstanding.  Thereafter, only the obligations of the Company and the Guarantor in Sections 8.07 and 9.03, as applicable, shall survive.

Section 9.03.                                              Application of Trust Money.  Subject to Section 9.04, the Trustee, Paying Agent or Swiss Paying Agent shall hold in trust money or U.S. Government Obligations (or the proceeds thereof) deposited with it pursuant to Section 9.01 or 9.02, as the case may be, in respect of the Securities and shall apply the deposited money and the proceeds from deposited U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of Principal of and interest (including Additional Interest, if any) on the Securities; but such money need not be segregated from other funds except to the extent required by law.  The Company, and failing which, the Guarantor, agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.02 or the Principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

Section 9.04.                                              Repayment to Company and Guarantor.  Subject to Sections 8.07, 9.01 and 9.02, the Trustee, the Paying Agent and Swiss Paying Agent shall promptly pay to the Company or to the Guarantor, as the case may be, upon request set forth in an Officers’ Certificate any money originally paid by the Company or the Guarantor, as the case may be, at any time and not required to make payments hereunder and thereupon the Trustee, the Paying Agent and the Swiss Paying Agent shall be relieved from all liability with respect to such money. The Trustee, the Paying Agent and the Swiss Paying Agent shall pay to the Company or to the Guarantor, as the case may be, upon written request any money originally paid to the Trustee, the Paying Agent or the Swiss Paying Agent, as the case may be, by the Company or the Guarantor, as the case may be, and held by the Trustee, Paying Agent and/or Swiss Paying Agent and required to make payments hereunder that remains unclaimed for two years; provided that the Trustee, such Paying Agent or such Swiss Paying Agent before being required to make any payment may cause to be published at the expense of the Company or of the Guarantor, as the case may be, once in an Authorized Newspaper in The City of New York and once in an

Authorized Newspaper in Switzerland or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor, as the case may be.  After payment to the Company or to the Guarantor, Holders entitled to such money must look to the Company or to the Guarantor, as the case may be, for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee, such Paying Agent and such Swiss Paying Agent with respect to such money shall cease.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01.                                       Without Consent of Holders.  The Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Guarantee or the Securities without notice to or the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders;

(b) to comply with Sections 5.01, 5.02, 6.01 and 6.02;

(c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(d) to evidence and provide for the acceptance of appointment hereunder with respect to the Securities by a successor Trustee;

(e) to provide for a further guarantee from a third party on the Securities issued under this Indenture;

(f)  to give effect to the substitution of the Company in accordance with Section 3.08 and to give effect to any other change to this Indenture, the Securities and the Guarantee, as contemplated by Section 3.08, including to provide for the issuance of any New Securities;

(g) to provide for the issuance of the Exchange Securities, which shall be treated together with any other outstanding Securities, as a single issue of securities;

(h) to provide for the issuance of Additional Securities as permitted by Section 2.13, which shall be treated together with any other outstanding Securities, as a single issue of securities;

(i)  to account for the exercise of any Swiss Resolution Power and/or the ordering of any Protective Measures; or

(j)   to make any change that does not materially and adversely affect the rights of any Holder.

Section 10.02.                                      With Consent of Holders.  Subject to Sections 7.04 and 7.07, without prior notice to any Holders, the Company, the Guarantor and the Trustee may amend this Indenture, the Guarantee and the Securities with the written consent of the Holders of a majority in principal amount of the outstanding Securities, and the Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive future compliance by the Company and the Guarantor with any provision of this Indenture, the Guarantee or the Securities.

Notwithstanding the provisions of this Section 10.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 7.04, may not:

(a) impair the right of any Holder to receive payment of the Principal of and interest (including Additional Interest) on the Securities on or after the respective due date or impair the right of any Holder to institute suit for the enforcement of any such payment on or after such respective dates;

(b) extend the Maturity Date of the Principal of or any installment of interest (including Additional Interest, if any) on, such Holder’s Security, or reduce the Principal thereof or the rate of interest (including Additional Interest, if any) thereon, or the amount thereof provable in bankruptcy, administration, insolvency or similar proceeding, or change any place of payment where, or the currency in which, any Principal or the interest (including Additional Interest, if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

(c) reduce the percentage in principal amount of outstanding Securities the consent of whose Holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

(d) waive a Default in the payment of Principal of or interest (including Additional Interest, if any) on any Security of such Holder by the Company or the Guarantor pursuant to the terms of the Guarantee endorsed thereon; or

(e) modify any of the provisions of this Section 10.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

provided that any amendments made pursuant to the agreement with respect to the exercise of the Swiss Resolution Power and the ordering of Restructuring Protective Measures provided for herein shall not be subject to the foregoing.

It shall not be necessary for the consent of any Holder under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 10.03.                                       Revocation and Effect of Consent.  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security.  Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than 10 nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities affected thereby, it shall bind every Holder of the Securities unless it is of the type described in any of clauses (a) through (e) of Section 10.02.  In case of an amendment or waiver of the type described in clauses (a) through (e) of Section 10.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 10.04.                                       Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.05.                                       Trustee to Sign Amendments, Etc.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 10 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Guarantor, enforceable against the

Company and the Guarantor in accordance with its terms, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee.

Section 10.06.                                      Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 11

MISCELLANEOUS

Section 11.01.                                      Trust Indenture Act of 1939.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02.                                      Notices.  Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be in English and writing and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, telecopier, facsimile or electronic transmission, addressed to the relevant party as follows:

if to Credit Suisse Group Funding (Guernsey) Limited, as the Company:

Credit Suisse Group Funding (Guernsey) Limited

Helvetia Court

South Esplanade

St. Peter Port

Guernsey GY1 3WF, Channel Islands

Email: sonb.guernsey@credit-suisse.com

Attention: Rosemarie Gardner, Head of New & Referred Business, Guernsey

Facsimile No.: +44 1481 724676

with a copy to the Guarantor at the address indicated below

if to the Guarantor:

Credit Suisse Group AG

Paradeplatz 8

CH 8001 Zurich, Switzerland

Facsimile No.: +41 1 210 2120

Attention: Legal Department

if to the Trustee:

U.S. Bank National Association

100 Wall St., 16th Floor

New York, New York 10005

Facsimile No.: (212) 361-6153

The Company, the Guarantor or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be sufficiently given to Holders of the Securities by mailing to such Holders at their addresses as they shall appear on the Security Register.  Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In respect of this Indenture, the Trustee shall not have any duty or obligation to confirm that the Person sending notices, consents, instructions, requests, directions, resolutions, certificates, statements, acknowledgements, orders, instruments, documents, communications or other information by electronic transmission is, in fact, a Person authorized to give such notices, consents, instructions, requests, directions, resolutions, certificates, statements, acknowledgements, orders, instruments, documents, communications or other information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods to submit notices, consents, instructions, requests, directions, resolutions, certificates, statements, acknowledgements, orders, instruments, documents, communications or other information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized notices, consents, instructions, requests, directions, resolutions, certificates, statements, acknowledgements, orders, instruments, documents, communications or other information, and the risk of interception and misuse by third parties.

Section 11.03.                                      Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.04.                                      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.03) shall include substantially:

(a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.05.                                      Evidence of Ownership.  The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security Register for the Securities as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

Section 11.06.                               No Set-Off.  Subject to applicable law, no Holder shall be entitled to exercise, claim or plead any right of set-off, compensation or retention or netting arrangement in respect of any amount owed to it by the Company or the Guarantor in respect of, or arising under or in connection with the Securities or this Indenture, and each Holder (including each beneficial owner) shall, by its acquisition of the Securities, be deemed to have waived all such rights of set-off, compensation or retention, or in respect of such netting arrangement, whether before or during any respective Restructuring Proceedings or winding up of the Company or the Guarantor.

Section 11.07.                                      Prescription. Claims against the Company and/or the Guarantor for payment in respect of the Securities, shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Due

Date in respect of them unless a shorter period is prescribed by applicable law. For the purposes of this Section 11.07, “Due Date” means, in respect of any payment on any Security, the date on which such payment first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount required to be paid is made or, in the case where presentation is required pursuant to the terms of the Security, (if earlier) the date seven days after that on which notice is duly given to the Holders that, upon further presentation of the certificate representing the Security being made in accordance with the terms of the Security, such payment will be made, provided that payment is in fact made upon such presentation.

Section 11.08.                                      No Security. The Company and the Guarantor may not create or permit to exist any pledge or other security interest over the Company’s assets or the Guarantor’s assets, as the case may be, to secure its respective obligations in respect of the Securities.

Section 11.09.                                      No Government Guarantee.  The Securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Except as otherwise provided in the terms of the Securities, the Securities do not have the benefit of any agency or governmental guarantee.

Section 11.10.                                      Rules by Trustee, Paying Agent, Swiss Paying Agent or Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent, Swiss Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.11.                                      Payment Date other than a Business Day.  If any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 11.12.                                      Governing Law; Jurisdiction and Service of Process; Sovereign Immunity.

(a) The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Indenture, the Securities and the Guarantee.

(b) The Company and the Guarantor each agrees that any suit, action or proceeding (each, a “Proceeding”) against it arising out of or based upon this Indenture, the Securities or the Guarantee may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, and waives any objection that it may now or hereafter have to the laying of venue of any such Proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such Proceeding. The Company and Guarantor each has appointed Credit Suisse (USA), Inc., at 11 Madison Avenue, New York, New York 10010, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Proceeding arising out of or based upon this Indenture, the Securities or the Guarantee which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, and each expressly accepts the non-exclusive jurisdiction of such courts in respect of any such Proceeding. The Company and the Guarantor each hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, such appointment to be irrevocable until the appointment of a successor Authorized Agent in The City of New York for such purpose and such successor’s acceptance of such appointment shall have occurred. If at any time the Authorized Agent no longer has an office in the Borough of Manhattan, The City of New York, upon whom process may be served in any Proceeding arising out of or based upon this Indenture, the Securities or the Guarantee which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, the Company and the Guarantor will each immediately appoint an Authorized Agent upon whom such process may be served. Until this Indenture is terminated, the Company and the Guarantor shall each maintain an Authorized Agent in The City of New York, and the Company and the Guarantor each agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as applicable.

(c) To the extent that the Company or the Guarantor is or may become entitled to claim for itself any immunity from jurisdiction (sovereign or otherwise) and to the extent that in any jurisdiction there may be attributed to the Company or the Guarantor such an immunity (whether or not claimed), the Company and the Guarantor each hereby irrevocably waives and agrees not to claim any immunity from suit, jurisdiction, execution of a judgment, or attachment or set-off in aid of execution of a judgment, to which it or its property might otherwise be entitled in any Proceeding arising out of or based on this Indenture, the Securities or the Guarantee which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, or in any competent court in Switzerland, but only to the extent necessary for enforcement of the obligations of the Company hereunder or under the Securities. The agreements and waiver contained in this Section 11.12(c) are intended to be effective upon the execution of this Indenture without any further act by the Company or the Guarantor before any such court and introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence of such waiver.

(d) Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Indenture brought before the foregoing courts on the basis of forum non-conveniens.

Section 11.13.                                      No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor.  Any such indenture or agreement may not be used to interpret this Indenture.

Section 11.14.                                      Successors. All agreements of the Company and the Guarantor in this Indenture, the Guarantee and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.15.                                       Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.16.                                       Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.17.                                       Table of Contents, Headings, Etc.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 11.18.                                       Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or the Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company, of the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Guarantee endorsed thereon by the Holders thereof and as part of the consideration for the issue of the Securities and the Guarantee endorsed thereon.

Section 11.19.                                       Currency Indemnity.  Any amount received or recovered in a currency other than the currency in which payment of the Securities is due (the “Required Currency”) (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, administration, winding-up or dissolution of the Company or the Guarantor or otherwise) by the Trustee or any Holder in respect of any sum expressed to be due to it from the Company or the Guarantor, as applicable, shall only constitute a discharge to the Company or the Guarantor, as applicable, to the extent of the Required Currency amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the Required Currency amount received or recovered by the Trustee or a Holder is less than the Required Currency amount expressed to be due to the recipient under any Security, the Company or the Guarantor, as applicable, shall indemnify it against any resulting loss sustained by the recipient. In any event, the Company, failing whom, the Guarantor, shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.19, it shall be sufficient for the Trustee or a Holder to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Company’s and the Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or any other judgment or order.

Section 11.20.                                       Waiver of Trial by Jury. EACH OF THE COMPANY, THE GUARANTOR, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.21.                                            Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services: it being understood that the Trustee or such agent, as applicable shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.22.                                            Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. Each party to this Indenture agrees that it will provide to the Trustee and Agents such information as they may request, from time to time, in order for the Trustee and Agents to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow them to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

[Remainder of page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

CREDIT SUISSE GROUP FUNDING
(GUERNSEY) LIMITED,
as the Company

By:	/s/ R Rimann
	Name:	R Rimann
	Title:	Member of the Board of Directors

By:	/s/ G J Luxton
	Name:	G J Luxton
	Title:	Member of the Board of Directors

CREDIT SUISSE GROUP AG,
as the Guarantor

By:	/s/ David Wong
	Name:	David Wong
	Title:	Authorized Person

By:	/s/ Gina Orlins
	Name:	Gina Orlins
	Title·	Authorized Person

[Signature Page to the Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as the Trustee

By:	/s/ Christopher J. Grell
	Name:	CHRISTOPHER J. GRELL
	Title:	VICE PRESIDENT

[Signature Page to Indenture]

Annex I

[Global Notes Legend]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[Restricted Notes 144A Legend]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTES OTHER THAN (1) TO THE COMPANY OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN  OFFSHORE  TRANSACTION  TO  A  NON-U.S.  PERSON  IN  COMPLIANCE  WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) AGREES THAT

IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH NOTES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND   OTHER   TRANSFERS   OF   THIS   NOTE   TO   REFLECT   ANY   CHANGE   IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES  RELATING  TO  RESALES  OR  OTHER  TRANSFERS  OF  RESTRICTED NOTES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY NOTES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

[Restricted Notes Reg S Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. UNTIL THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE LATER OF (i) THE DATE ON WHICH THE OFFERING OF THIS NOTE COMMENCED TO PERSONS OTHER THAN THE DISTRIBUTORS IN RELIANCE ON REGULATION S AND (ii) THE DATE OF ISSUANCE OF SUCH NOTE, SALES MAY NOT BE MADE IN THE UNITED STATES OR TO U.S. PERSONS UNLESS MADE (i) OUTSIDE THE UNITED STATES PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (ii) TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN, AND IN TRANSACTIONS PURSUANT TO, RULE 144A UNDER THE SECURITIES ACT.

[Legend to be included on all Restricted Notes]

BY ITS PURCHASE AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN), THE PURCHASER  OR  HOLDER  WILL  BE  DEEMED  TO  HAVE  REPRESENTED  AND AGREED THAT EITHER (A) IT IS NOT, AND IS NOT ACTING DIRECTLY OR INDIRECTLY ON BEHALF OF, AND FOR SO LONG AS IT HOLDS THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT BE, AND WILL NOT BE ACTING DIRECTLY OR INDIRECTLY ON BEHALF OF, (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (ERISA) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, ACCOUNT OR OTHER ARRANGEMENT AS DEFINED IN AND SUBJECT TO SECTION

4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE CODE), (III) A PLAN (SUCH AS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) AND CERTAIN CHURCH PLANS (AS DEFINED IN SECTION 3(33) OF ERISA AND THAT HAVE MADE NO ELECTION UNDER SECTION 410(D) OF THE CODE)), ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (SIMILAR LAW), (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE, OR ARE DEEMED FOR PURPOSES OF ERISA, THE CODE OR ANY SIMILAR LAW TO INCLUDE, “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, ACCOUNT OR ARRANGEMENT, EACH AS DESCRIBED IN (I), (II) OR (III), AND NO PORTION OF THE ASSETS USED TO ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) CONSTITUTES “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, ACCOUNT OR ARRANGEMENT, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON- EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR A VIOLATION OF ANY SUCH SIMILAR LAW).

[Legend to be included on all Reg S Temporary Global Notes]

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION   S   UNDER   THE   SECURITIES   ACT.   NEITHER   THIS   TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.

[Legend to be included on all Notes]

BY ITS ACQUISITION OF THE NOTES, EACH HOLDER OF THE NOTES (INCLUDING EACH BENEFICIAL OWNER) ACKNOWLEDGES, AGREES TO BE BOUND BY, AND CONSENTS TO THE EXERCISE OF, ANY SWISS RESOLUTION POWER (AS DEFINED HEREIN) WITH RESPECT TO THE GUARANTOR THAT RESULTS IN THE WRITE- DOWN AND CANCELLATION OF THE ENTIRE, OR A PORTION OF THE, PRINCIPAL AMOUNT OF, AND/OR ACCRUED INTEREST ON, THE NOTES AND/OR CONVERSION INTO EQUITY OF THE GUARANTOR OF THE ENTIRE, OR A PORTION OF THE, PRINCIPAL AMOUNT OF, AND/OR ACCRUED INTEREST ON, THE NOTES, IRRESPECTIVE OF WHETHER SUCH CLAIMS HAVE ALREADY BECOME DUE AND PAYABLE PRIOR TO THE OCCURRENCE OF SUCH ACTION.   BY ITS ACQUISITION OF THE NOTES, EACH SUCH HOLDER (INCLUDING EACH BENEFICIAL OWNER) FURTHER ACKNOWLEDGES, AGREES TO BE BOUND BY, AND CONSENTS TO THE ORDERING OF, ANY RESTRUCTURING PROTECTIVE MEASURES (AS DEFINED HEREIN) THAT RESULTS IN THE DEFERMENT OF PAYMENT OF PRINCIPAL AND/OR INTEREST  UNDER  THE  NOTES.  BY  ITS  ACQUISITION  OF  THE  NOTES,  EACH HOLDER OF THE NOTES (INCLUDING EACH BENEFICIAL OWNER) FURTHER ACKNOWLEDGES  AND  AGREES  THAT  ITS  RIGHTS  ARE  SUBJECT  TO,  AND,  IF

NECESSARY, WILL BE ALTERED WITHOUT SUCH HOLDER’S OR OWNER’S CONSENT, INCLUDING BY MEANS OF AN AMENDMENT OR MODIFICATION TO THE TERMS OF THE INDENTURE OR OF THE NOTES, SO AS TO GIVE EFFECT TO ANY SUCH EXERCISE OF SWISS RESOLUTION POWER OR ANY SUCH ORDERING OF RESTRUCTURING PROTECTIVE MEASURES.

[FACE OF NOTE]

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED

% Senior Notes due

Guaranteed by

CREDIT SUISSE GROUP AG

No. [•]	Principal Amount: $[•]
CUSIP: [•]
ISIN: [•]
Swiss Security Number: [•]

Credit Suisse Group Funding (Guernsey) Limited (registration number 58814), a Guernsey incorporated non-cellular company limited by shares, (together with its successors and assigns, the “Company”) for value received, hereby promises to pay to Cede & Co. or registered assignees, the principal sum of [•] MILLION Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on [•].

Interest Payment Dates: [•] and [•], beginning [•].

Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CREDIT SUISSE GROUP FUNDING
(GUERNSEY) LIMITED

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

GUARANTEE

OF

CREDIT SUISSE GROUP AG

For value received, Credit Suisse Group AG, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, CH 8001, Zurich, Switzerland (herein called the “Guarantor,” which term includes any Person who is a successor Guarantor under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee in its individual capacity and on behalf of each such Holder, the due and punctual payment of the Principal of and interest on (and any other sums from time to time expressed to be payable by the Company in respect of) such Note and the Indenture when and as the same shall become due and payable, whether on the Maturity Date, by declaration of acceleration, where applicable, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. The Guarantee will not be discharged, except (i) by payment in full of the principal of (and premium, if any) and interest on such Note and any other amount due and owing under the Indenture or (ii) upon the substitution of the Guarantor for the Company for all purposes under the Notes. In case of the failure of Credit Suisse Group Funding (Guernsey) Limited (herein called the “Company”, which term includes any successor Person under the Indenture), to punctually make any such payment of Principal or interest or other amount, the Guarantor hereby agrees to cause any such payment to be made as soon as reasonably possible when and as the same shall become due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company, if applicable, in each case according to the terms thereof and of the Indenture referred to therein.

This Guarantee will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or the Indenture, any failure to enforce the provisions of such Note or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Note or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Note, or increase the interest rate thereon, or alter the Maturity Date thereof, unless so required by the Swiss Resolution Authority. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby or required under such Note and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Note. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Note and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Notes issued under the Indenture shall have been paid in full.

No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantees of the Guarantor which are absolute and unconditional, of the due and punctual payment of all amounts due under the Indenture and of the Principal of and interest on, the Note upon which this Guarantee is endorsed, according to the terms thereof and of the Indenture referred to therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Note shall have been manually executed by or on behalf of the Trustee under the Indenture.

All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Guarantee.

The Guarantor has caused this Guarantee to be duly executed and dated the date on the face hereof.

CREDIT SUISSE GROUP AG,
as the Guarantor

By:
Name:
Title:

By:
Name:
Title:

[REVERSE OF NOTE]

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED

% Senior Notes due

Guaranteed by

CREDIT SUISSE GROUP AG

Credit Suisse Group Funding (Guernsey) Limited (registration number 58814), a Guernsey incorporated non-cellular company limited by shares, (together with its successors and assigns, the “Company”) for value received, hereby promises to pay to Cede & Co. or registered assignees, $[•] on [•] (the “Maturity Date”) (except to the extent redeemed prior to the Maturity Date) and to pay interest thereon from [•] (the “Original Issue Date”) at the rate of [•]% per annum (the “Interest Rate”) until the principal hereof is paid or duly made available for payment (except as provided below).  For purposes of this Note, “Principal” means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Note. The Company will pay interest semi-annually in arrears on [•] and [•] of each year (each, an “Interest Payment Date”), commencing on [•], and on the Maturity Date (or any date fixed for any redemption (a “Redemption Date”)); provided, however, that if an Interest Payment Date or the Maturity Date (or any Redemption Date) would fall on a day that is not a Business Day, payment of interest, premium, if any, or Principal otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any Redemption Date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any Redemption Date) to such next succeeding Business Day.

This Note is one of a duly authorized issue of senior notes (the “Notes”) of the Company.  The Notes are issuable under a senior indenture, dated as of [•] (the “Indenture”), among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Guarantor, the Trustee and Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.  U.S. Bank National Association at its corporate trust office in The City of New York has been appointed the Registrar and Paying Agent with respect to the Notes.  Credit Suisse AG has been appointed the Swiss Paying Agent for the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.  This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the Holder prior to the Maturity Date. However, subject to the prior approval of FINMA, if then required under Swiss laws and regulations applicable to the Guarantor from time to time, each of the Company, the Guarantor, or any subsidiary of the Guarantor, may at any time purchase or procure others to purchase beneficially for its account the Notes in any manner and at any price. The Notes so purchased may, at the Company’s or Guarantor’s discretion, be held, resold or surrendered for cancellation.

Interest periods for this Note will begin on and include each Interest Payment Date and end on but exclude the next succeeding Interest Payment Date or the Maturity Date (or earlier Redemption Date), except that the initial interest period will begin on and include the Original Issue Date and end on but exclude the first Interest Payment Date (or earlier Redemption Date).  Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the corresponding record date (the “Record Date”), which shall be, for so long as the Notes are in the form of one or more Global Notes, three Business Days prior to the relevant Interest Payment Date and, in the event that any Notes are not represented by one or more Global Notes, the fifteenth day (whether or not a Business Day) prior to the relevant Interest Payment Date; provided, however, that interest payable on the Maturity Date (or any Redemption Date) will be payable to the person to whom the Principal hereof shall be payable.

Payment of the Principal of this Note, and premium, if any, and the interest due on the Maturity Date (or any Redemption Date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Company (or the Guarantor, if applicable) may determine and maintained for that purpose in the Borough of Manhattan, The City of New York (a “Paying Agent”), or at the office or agency of such other Paying Agent as the Company (or the Guarantor, if applicable) may determine.

Payment of the Principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest, other than interest due at the Maturity Date (or any Redemption Date) will be made, at the option of the Company, by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to an account within the United States maintained by the Holder of this Note as such account shall be provided to the Registrar at least 15 calendar days prior to the applicable Interest Payment Date.

This Note constitutes the direct, senior and unsecured obligation of the Company, and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

As provided in the Indenture and any applicable indenture supplemental thereto, and subject to certain limitations set forth therein, the obligations of the Company under the Indenture and this Note are guaranteed pursuant to the Guarantee endorsed hereon.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $250,000 or any integral multiple of U.S. $1,000 in excess thereof.

In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the Principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions that provide that the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder in order to (i) cure any ambiguity, defect or inconsistency in the Indenture, provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (ii) comply with the requirements of the Indenture if the Company or the Guarantor consolidates with, merges with or into, or sells, conveys, transfers, leases or otherwise disposes of all or substantially all its property and assets (as an entirety or substantially as an entirety in one transaction or a series of transactions), to any person; (iii) comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (iv) evidence and provide for the acceptance of appointment under the Indenture with respect to the Notes by a successor Trustee; (v) provide for a further guarantee from a third party on the Notes; (vi) give effect to any Issuer Substitution, including to provide for the issuance of any New Security (each as defined in the Indenture); (vii) provide for the issuance of Exchange Securities (as defined in the Indenture); (viii) provide for the issuance of Additional Securities (as defined in the Indenture); (ix) to account for the exercise of any Swiss Resolution Power and/or the ordering of any Protective Measures or (x) make any change that does not materially and adversely affect the rights of any Holder.

The Indenture contains provisions that provide that, without prior notice to any Holders, the Company, the Guarantor and the Trustee may amend the Indenture, the Guarantee and the Notes with the written consent of the Holders of a majority in Principal of the outstanding Notes, and the Holders of a majority in Principal of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company or the Guarantor with any provision of the Indenture, the Guarantee or the Notes; provided that, without the consent of each Holder of the Notes affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) impair the right of any Holder to receive payment of the Principal of and interest on the Notes on or after the respective due date or impair the right of any Holder to institute suit for the enforcement of any such payment on or after such respective dates, (ii) extend the stated maturity of the Principal of or any installment of interest on, such Holder’s Note, or reduce the Principal thereof or the rate of interest thereon, or the amount thereof provable in bankruptcy, administration, insolvency or similar proceeding, or change any place of payment where, or the currency in which, any Principal or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor, (iii) reduce the percentage in Principal of outstanding Notes the consent of whose Holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture, (iv) waive a Default in the payment of Principal of or interest on any Note of such Holder by the Company or the Guarantor, or (v) modify any of the provisions of the Indenture governing amendments or waivers with the consent of Holders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; provided that any amendment to the Indenture, the Guarantee and/or the Notes made as a consequence of or as a result of the exercise of the Swiss Resolution Power and/or the ordering of Restructuring

Protective Measures provided for hereunder and under the Indenture shall not be subject to the foregoing.

It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in Principal of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Notes and its consequences, except a Default in the payment of Principal of or interest on any Note or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto; provided that on or after an Issuer Substitution Date, if Swiss law then so requires, this provision will be subject to the mandatory provisions of Swiss law in relation to meetings of Holders.

The Indenture also provides that the Company may, without the consent of the Holders hereof, issue Additional Securities, which Notes of different tranches may have different issue dates, public offering prices, initial interest payment dates and initial interest accrual dates but otherwise shall have identical terms. All the Additional Securities issued under the Indenture shall be treated as a single class and consolidated and form a single series with the Notes initially issued for all purposes of the Indenture including waivers, amendments, redemptions and offers to purchase. Such Additional Securities that have the same CUSIP, ISIN or other identifying number as the Notes shall be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.

So long as this Note shall be outstanding, the Company and the Guarantor will cause to be maintained an office or agency for the payment of the Principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company or the Guarantor may designate other agencies for the payment of said Principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company or the Guarantor may decide.  So long as there shall be any such agency, the Company and the Guarantor shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

Except in connection with the exercise of the Swiss Resolution Power and/or the ordering of Restructuring Protective Measures, no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay the Principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed among the Company, the Guarantor and the registered Holder of this Note.

Upon due presentment for registration of transfer of this Note, a new Note or Notes of authorized denominations for an equal aggregate Principal will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company or any agent of the Company, the Guarantor or any agent of the Guarantor, the Registrar and the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, of the Guarantor or of any successor corporation, either directly or through the Company, the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Agreement with Respect to the Exercise of Swiss Resolution Power and the Ordering of Restructuring Protective Measures

By its acquisition of the Notes, each Holder of the Notes (including each beneficial owner) acknowledges, agrees to be bound by, and consents to the exercise of, any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of the, Principal of, and/or accrued interest on, the Notes, irrespective of whether such amounts have already become due and payable prior to such action. By its acquisition of the Notes, each such Holder (including each beneficial owner) further acknowledges, agrees to be bound by, and consents to the ordering of any Restructuring Protective Measures that results in the deferment of payment of Principal and/or interest under the Notes. By its acquisition of the Notes, each Holder of Notes (including each beneficial owner) further acknowledges, agrees and consents that its rights are subject to, and, if necessary, will be altered without such Holder’s or owner’s consent, including by means of an amendment or modification to the terms of the Indenture or of the Notes so as to give effect to, any such exercise of the Swiss Resolution Power or any such ordering of Restructuring Protective Measures. For the avoidance of doubt, this acknowledgement, agreement and consent does not qualify as a waiver of the rights, procedural or otherwise, existing for creditors generally, and the holders of the Notes specifically, under the applicable banking regulation pursuant to which any Swiss Resolution Power is exercised.

By its acquisition of the Notes, each Holder of the Notes (including each beneficial owner) will automatically be deemed to have irrevocably waived its right to claim or receive, and will not have any rights against the Company, the Guarantor or the Trustee with respect to repayment of the Principal of the Notes or any accrued and unpaid interest (or any Additional Amounts payable in connection therewith) on any Notes, in each case, that is written-down and/or converted into equity of the Guarantor as a result of the exercise of any Swiss Resolution Power.

By its acquisition of the Notes, each Holder (including each beneficial owner), waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes or abstains from taking, in either case in accordance with (i) a Guarantor Restructuring Event, (ii) the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Notes, (iii) the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of the Principal and/or interest under the Notes or (iv) any consequences resulting from any of the foregoing.

Additionally, by its acquisition of the Notes, each Holder of the Notes (including each beneficial owner) will acknowledge, agree and consent that (a) upon the exercise of any Swiss Resolution Power with respect to the Guarantor or the ordering of any Restructuring Protective Measures, (i) the Trustee will not take any further directions from the Holders under Section 7.05 (Control by Majority) of the Indenture, which section authorizes Holders of a majority in aggregate outstanding Principal of the Notes to direct certain actions relating to the Notes, and that any such direction given prior to the exercise of any Swiss Resolution Power with respect to the Guarantor or the ordering of any Restructuring Protective Measures shall thereafter be deemed null and void, and (ii) the Indenture and the Notes will not impose any duties, liability, cost or expense upon the Trustee whatsoever with respect to the exercise of any such Swiss Resolution Power or the ordering of any Restructuring Protective Measures and (b) neither a Guarantor Restructuring Event, nor the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Notes, nor the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of Principal and/or interest under the Notes nor any consequences resulting from any of the foregoing shall give rise to a Default or an Event of Default under the Indenture, including, without limitation, for purposes of Section 315(b) and Section 315(c) under the Trust Indenture Act of 1939, as amended.

By its purchase of the Notes, each Holder and beneficial owner of the Notes shall be deemed to have (i) consented to the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Notes and the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of Principal and/or interest under the Notes as such Swiss Resolution Power or Restructuring Protective Measure as it may be imposed without any prior notice by the Swiss Resolution Authority of its decision to exercise such Swiss Resolution Power or order such Restructuring Protective Measure and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement any such exercise of Swiss Resolution Power or ordering of any Restructuring Protective Measures, without any further action or direction on the part of such Holder or beneficial owner.

No repayment of the Principal of the Notes or payment of interest on the Notes shall become due and payable after the exercise of any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation and/or conversion into the equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued but unpaid interest on, the Notes, or the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of Principal and/or interest under the Notes, unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Guarantor under the Swiss laws, regulations and orders applicable to the Guarantor; provided that the Trustee shall not be liable for any payments it makes until a Responsible Officer of the Trustee has actual knowledge of any such exercise of any Swiss Resolution Power or any such ordering of any Restructuring Protective Measures.

Notwithstanding anything herein to the contrary, so long as any Notes remain outstanding (including, for example, if the exercise of the Swiss Resolution Power results in only a partial write-down and/or conversion of the Principal of the Notes), then the Trustee’s duties and rights under the Indenture shall remain applicable with respect to the Notes.

BY ITS ACQUISITION OF THE NOTES, EACH HOLDER OR BENEFICIAL OWNER OF THE NOTES THAT ACQUIRES ITS NOTES IN THE SECONDARY MARKET SHALL BE DEEMED TO ACKNOWLEDGE, AGREE TO BE BOUND BY AND CONSENT TO THE PROVISIONS SPECIFIED IN THE INDENTURE TO THE SAME EXTENT AS THE HOLDERS AND BENEFICIAL OWNERS OF THE NOTES THAT ACQUIRE THE NOTES UPON THEIR INITIAL ISSUANCE, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND BY AND CONSENT TO THE TERMS OF THE NOTES, INCLUDING THOSE TERMS AND PROVISIONS RELATING TO ANY SWISS RESOLUTION POWER, ANY RESTRUCTURING PROTECTIVE MEASURES AND ANY ISSUER SUBSTITUTION.

Waiver of Set-Off

By its acquisition of the Notes, each holder of the Notes (including each beneficial owner) will be deemed to have waived any right of set-off, compensation or retention, or in respect of such other netting arrangement in respect of any amount with respect to the Notes or the applicable Indenture that they might otherwise have against the Company or the Guarantor, whether before or during their respective Restructuring Proceedings or winding up of the Company or the Guarantor.

Issuer Substitution

The Company may, without consent of the Holders or the Trustee (which consent the Holders and beneficial owners of the Notes shall be deemed to have given by their acquisition of the Notes), substitute the Guarantor for itself for all purposes under the Notes and the Indenture at any time, provided that at such time interest on the Notes may be paid without the deduction by the Guarantor of withholding tax (such substitution, a “Voluntary Issuer Substitution”). Upon any such Voluntary Issuer Substitution, the Company shall be released from its obligations under the Notes and Indenture, and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and the Indenture with the same effect as if the Guarantor had been named as issuer in the Indenture and herein. In the event of such a Voluntary Issuer Substitution, the Guarantee shall cease to exist. In connection with any such Voluntary Issuer Substitution, the Indenture shall be amended in order to give effect to and evidence such substitution and the Guarantor shall furnish the Trustee with an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to such substitution provided for in the Indenture have been complied with. The Company agrees to take any and all necessary action to effectuate any Voluntary Issuer Substitution with DTC or any other appropriate clearing system.

Whether or not interest on the Notes may be paid without the deduction by the Guarantor of Swiss withholding tax, and provided that a Voluntary Issuer Substitution has not previously occurred, the Company will, without the consent of the Holders or the Trustee (which consent the Holders and beneficial owners of the Notes shall be deemed to have given by their acquisition of the Notes), automatically and by operation of the terms of the Indenture, substitute the Guarantor for itself for all purposes under the Notes and the Indenture upon the occurrence of a Restructuring Event, (such substitution, a “Restructuring Issuer Substitution”, and, together with Voluntary Issuer Substitution, “Issuer Substitution.”). The Guarantor consents in all respects to any Restructuring Issuer Substitution.

Upon any Restructuring Issuer Substitution, the Company shall be released from its obligations under the Notes and the Indenture, and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and the Indenture with the same effect as if the Guarantor had been named as issuer under the Indenture and herein. In the event of such Restructuring Issuer Substitution, the Guarantee shall cease to exist. The Company agrees to take any and all necessary action to effectuate any Restructuring Issuer Substitution with DTC or any other appropriate clearing system.

The Company or the Guarantor shall provide written notice as soon as practicable to Holders through DTC or other applicable clearing system upon the occurrence of (i) a Restructuring Event, (ii) a Voluntary Issuer Substitution, (iii) a Restructuring Issuer Substitution, (iv) the exercise of any Swiss Resolution Power that affects, or may affect, the Notes, (v) the ordering of any Protective Measures that affects, or may affect, the Notes, (vi) the conclusion of any Suspension Period and (vii) a Completion Event. The Company shall also provide written notice of any such event directly to the Trustee as soon as practicable for information purposes, which notice must be accompanied by an Officer’s Certificate of the Company stating which of the foregoing events has occurred. The Trustee shall not be deemed to have knowledge of any of the foregoing events or be required to reflect any of the foregoing events in its books and records relating to the Notes until and unless a Responsible Officer of the Trustee receives notice of the same from the Company as aforesaid. Any such notice to DTC and the Trustee hereunder shall set forth the effect, or potential effect, of any of the foregoing on the Notes to the extent known. The Trustee shall not be liable or responsible on account of any action it takes or omits to take based on the failure, for whatever reason, of a Responsible Officer of the Trustee to receive notice hereunder.

Exchange Following a Completion Event

Upon the occurrence of a Completion Event, if and to the extent (i) the Notes have not been fully written-down and/or converted into equity of the Guarantor and (ii) the Guarantor is or would be required to deduct Swiss withholding tax on interest payments on such Notes under Swiss laws in effect at such time (as promptly notified to the Trustee by the Guarantor), then the Guarantor will mandatorily exchange the Notes in full for a like Principal of New Securities on a one-for-one basis (such exchange, a “Post-Restructuring Exchange”) by (i)

redeeming the Notes by delivering New Securities in lieu of cash to the Trustee on behalf of the Holders and (ii) paying to the Trustee on behalf of the Holders in cash any accrued and unpaid interest on the Notes up to (and including) the date immediately prior to the date of such exchange (but only to the extent that such interest has not been written-down and cancelled or converted into equity of the Guarantor in connection with the relevant Guarantor Restructuring Proceedings), in each case on the date specified therefor in the Completion Event Notice. Interest on the New Securities will accrue from and including the date on which the Post-Restructuring Exchange takes place, as the issue date of the New Securities.  Receipt by the Trustee of the relevant amount of New Securities in exchange for the outstanding Notes and the required cash payment, if any, from the Guarantor will constitute good and complete discharge of the Guarantor’s obligations in respect of redemption or repayment of the Notes. Notwithstanding the foregoing, if at the time of the Completion Event, the Guarantor is not and will not be required to deduct Swiss withholding tax from interest payments on the Notes under Swiss laws in effect at such time (as promptly notified to the Trustee by the Guarantor), the Guarantor may, but will not be required to, exchange/redeem the Notes pursuant to a Post-Restructuring Exchange. In the case of a Post-Restructuring Exchange, the Trustee will promptly deliver to the Holders (i) the New Securities and (ii) payment in cash of any accrued and unpaid interest, if any, on the Notes to, but excluding, the date of such exchange, (but only to the extent that such interest has not been written-down and cancelled or converted into equity of the Guarantor in connection with the relevant Guarantor Restructuring Proceedings).

Tax Redemption

Subject to the prior approval of FINMA, if then required under Swiss banking laws applicable to the Guarantor from time to time, as evidenced by an Officers’ Certificate from the Company certifying the same, the Company may at its option redeem the Notes, in whole but not in part, at any time on giving not less than 30 nor more than 60 days’ notice to the Holders and the Trustee, at the Principal of the Notes being redeemed, together with accrued interest to, but excluding the Redemption Date, if it or the Guarantor has or will become obligated to pay Additional Amounts in respect of the Notes as described below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, and such obligation cannot be avoided by the Company taking reasonable measures available to it. No such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due; provided, however, that if the Company has delivered such notice of redemption, but, prior to the payment of a redemption amount with respect to such redemption, a Restructuring Event occurs, of which a Responsible Officer of the Trustee has actual knowledge, then such redemption notice shall be automatically rescinded and shall be of no force and effect, such redemption will be canceled, payment of the redemption amount in respect of such redemption shall no longer be due and payable and no such redemption of the Notes shall take place. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee an Officers’ Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the Company or

Guarantor, as applicable, has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

Payment of Additional Amounts

The Company or the Guarantor, as the case may be, will, subject to the exceptions and limitations set forth below, pay such Additional Amounts to the Holders as may be necessary.

Switzerland

The Company and the Guarantor will not be required to make any payments of Additional Amounts in respect of any present or future tax, assessment or other governmental charge imposed by Switzerland, or any political subdivision or taxing authority thereof or therein, for or on account of:

(i)                                 any such taxes, duties, assessments or other governmental charges imposed in respect of such Note by reason of the Holder having some connection with Switzerland other than the mere holding of the Note; or

(ii)                              any such taxes, duties, assessments or other governmental charges imposed in respect of any Note presented for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of such period of 30 days; or

(iii)                           any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the Council Directive 2003/48/EC, including, but not limited to, the agreement between the European Union and Switzerland of October 26, 2004, or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(iv)                          where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between Switzerland and other countries on final withholding taxes (internationale Quellensteuern) in respect of persons resident in the other country on income of such person on the Notes booked or deposited with a paying agent in Switzerland (including, without limitation, the Swiss Paying Agent), or any law or the other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(v)                             any such taxes, duties, assessments or other governmental charges imposed on a payment in respect of the Notes required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of December 17, 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a person other than the issuer is required to withhold tax on any interest payments; or

(vi)                          any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant Note presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union; or

(vii)                       where such withholding or deduction is imposed on any payment by reason of FATCA (as defined below); or

(viii)                    where upon the occurrence of a Completion Event a Post-Restructuring Exchange occurs, such withholding or deduction is imposed on any payment to the Trustee on behalf of the holders of any accrued and unpaid interest on the Notes up to (and including) the date immediately prior to the date of such Post-Restructuring Exchange; or

(ix)                          any combination of two or more items (i) through (viii) above.

Guernsey

The Company and the Guarantor will not be required to make any payments of Additional Amounts in respect of any present or future tax, assessment or other governmental charge imposed by Guernsey, or any political subdivision or taxing authority thereof or therein, for or on account of:

(viii)                    any such taxes, duties, assessments or other governmental charges imposed in respect of such Note by reason of the Holder having some connection with Guernsey other than the mere holding of the Note; or

(ix)                          to the extent the withholding or deduction is imposed or levied because the Holder (or beneficial owner) of the Note has not made a declaration of non- residence or other claim for exemption, if such holder is able to avoid such deduction or withholding by making such a declaration or claim; or

(x)                             any such taxes, duties, assessments or other governmental charges imposed in respect of any Note presented for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of such period of 30 days; or

(xi)                          any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant Note presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union;  or

(xii)                       any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the Council Directive 2003/48/EC, including any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(xiii)                    where such withholding or deduction is imposed on any payment by reason of FATCA (as defined below); or

(xiv)                   any combination of two or more items (i) through (vi) above.

U.S. Foreign Account Tax Compliance Act

Payments on the Notes will be subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or described in any agreement between any jurisdiction and the United States relating to the foreign account provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any agreements, law, regulation or other official guidance implementing an intergovernmental agreement or other intergovernmental approach thereto (collectively, “FATCA”).

Whenever in this Note there is mentioned, in any context, the payment of the Principal of, interest or any other amounts on, or in respect of, this Note, such mention shall be deemed to include mention of the payment of Additional Amounts as provided above to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms hereof, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not made.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of law principles thereof).

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –              (Custodian)              (Minor)

Under Uniform Gifts to Minors Act                     (State)

Additional abbreviations may also be used though not in the above list.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF RESTRICTED NOTES

This certificate relates to $                    principal amount of the Notes held in (check applicable space)                    book-entry or                    definitive form by the undersigned.

The undersigned (check one box below):

1)                                     ☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

2)                                     ☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Company or subsidiary thereof; or

(2)                                 ☐                                    under a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)                                 ☐                                    for so long as the Notes are eligible for resale under Rule 144A, to a person seller reasonably believes is a qualified institutional buyer under Rule 144A of the Securities Act that is purchasing for its own account or the account of another qualified buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)                                 ☐                                    through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)                                 ☐                                    under any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Signature of Signature Guarantee

Date:

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases of this Global Note have been made:

Date of Decrease or Increase	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee